Housing Capital Company

                            PROMISSORY NOTE
                        SECURED BY DEED OF TRUST

$10,500,000                                          San Mateo, California

FOR VALUE RECEIVED, the undersigned TRACY RESIDENTIAL
VENTURE PARTNERS, LLC, a California limited liability company
("Borrower"), promises to pay to the order of HOUSING CAPITAL
COMPANY, a Minnesota Partnership, its successors or assigns ("Lender"), at its office in Costa Mesa, California, or at such other place as may be designated in writing by Lender, the principal sum of TEN MILLION FIVE
HUNDRED THOUSAND AND NO/100THS DOLLARS ($10,500,000.00) or so much thereof as may be disbursed by Lender to or for the benefit or account of Borrower, with interest thereon at the rate of ONE AND ONE
QUARTER OF ONE PERCENT (1.25%) per annum (based on a 360 day year and charged on the basis of actual days elapsed) in excess of the "Reference Rate" in effect from time to time. As used herein, the term "Reference Rate" means the rate of interest from time to time publicly announced by U.S. Bank National Association, Minneapolis, Minnesota ("USB"), as its reference rate, even though USB may lend to its customers at rates that are at, below or above the reference rate. Any change in the rate of interest on this Note due to a change in the Reference Rate shall become effective on the date each change in the Reference Rate becomes effective. All sums owing hereunder are payable in lawful money of the United States of America.

This Note is executed and delivered pursuant to that certain Borrowing Base Revolving Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement") and is secured by, among other things, that certain Construction Deed of Trust with Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith made by Borrower as Trustor in favor of Lender as Beneficiary (the "Deed of Trust").

This Note is a "Revolving Credit Note" and as such allows the undersigned to borrow, repay, and re-borrow funds subject to the restrictions and limitations set forth in the Loan Agreement. Lender shall enter in its ledgers and records the amount of each Advance and any payments made thereon, and Lender is authorized by Borrower to enter into Lender's records all such Advances and payments; provided, however that the failure by Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the rights of Lender or the duties and obligations of Borrower under this Note or the other Loan Documents, and, in all events, the principal amounts owing by Borrower in respect of the Loan shall be the aggregate amount of all Advances made by Lender, less all payments of principal made thereon by Borrower. The terms of this Note shall apply with equal force and effect to the total Loan or any lesser amount then outstanding hereunder.

Interest accrued on this Note shall be due and payable on the first day of each month commencing with the first month after the Effective Date (as defined in the Loan Agreement).

The outstanding principal balance of this note, together with all accrued and unpaid interest, shall be due and payable on the "Maturity Date", which is defined as being twelve (12) months from the Effective Date as defined in the Borrowing Base Revolving Loan Agreement, or any earlier date on which this Note shall be required to be paid in full, whether by acceleration or otherwise. Notwithstanding anything to the contrary contained herein, any outstanding principal outstanding which is allocated to each Unit (as defined in the Loan Agreement) shall be due and payable twelve (12) months from the date of the initial advance for each Unit.

In order to assure timely payment of amounts and expenses due and owing to Lender under the loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to (a) disburse directly to Lender as provided in the Loan Agreement or (b) directly debit the "Borrower's Funds Account", it any, (as defined in the Loan Agreement) for payment when due of all such amounts and expenses payable or reimbursable to Lender. Written notice of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less than two (2) business days prior to its effective date; provided, however, Lender's failure to give such notice shall not affect the validity of or Borrower's authorization of such debit. Amounts and expenses subject to this provision include, without limitation: accrued interest (after any available interest reserve); principal; late charges; fixed rate fees; loan origination fees; appraisal and cost engineering fees; legal fees (whether external or internal); loan administration fees; and loan transaction fees. A monthly statement showing the amounts and dates of such direct debits shall be provided by Lender to Borrower.

If any monthly payment required hereunder is not paid on or before the fifteenth
(15th) calendar day of the month in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to four percent (4%) of the amount of such unpaid monthly payment.

From and after the Maturity Date or the Conversion Maturity Date as the case may be, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, all sums owing on this Note shall bear interest until paid in full at a rate equal to five percent (5%) per annum (based on a 360 day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note (the "Default Rate").

If: (a) Borrower shall fail to pay when due any sums payable hereunder; or (b) a Default or Event of Default occurs under the Deed of Trust, Loan Agreement or under any other "Loan Document" (as defined in the Loan Agreement); or (c) any "Transfer" (as defined in the Deed of Trust) occurs,. other than as expressly permitted by Lender in writing; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

If any attorney is engaged by Lender to enforce or construe any provision of this Note or the Deed of Trust, or as a consequence of any Default or Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall immediately pay on demand all reasonable attorneys' fees and all other reasonable costs incurred by Lender, together with interest thereon from the date of such demand until paid at the Default Rate of interest applicable to the principal owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

Payments made under this Note shall be applied to any amounts owing hereunder or under the "Loan Documents" (as defined in the Loan Agreement) in such order and priority as Lender may elect in its sole discretion.

Borrower waives any right of offset it now has or may hereafter have against Lender and agrees to make the payments called for herein without deduction or counterclaim.

In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note or the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive as interest an amount which would be deemed Excess Interest, such Excess Interest shall be applied to principal (whether or not due and payable) and not to the payment of interest or refunded to Borrower provided this Note has been paid in full. Neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Except as otherwise provided in any loan agreement executed in connection with this Note, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California (except the conflict of laws provisions thereof) or Federal law.


Date: July 22, 1998     "Borrower"

                        TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a
                        California limited liability company

                        BY:  WESTCO COMMUNITY BUILDERS, INC., a
                             California Corporation Member

                             By: /s/ Glen Britton Evans, Jr.
                                 Glen Britton Evans, Jr.
                                 Its: Executive Vice President
                             By: /s/ Jerry A. Finch
                                 Jerry A. Finch
                                 Its: President

                        BY:  DOVER INVESTMENTS CORP., a Delaware
                             Corporation Member
                             By: /s/ Lawrence Weissberg
                                 Lawrence Weissberg
                                 Its: President






HOUSING CAPITAL COMPANY
1825 South Grant Street, Suite 630
San Mateo, CA 94402
Attn: Loan Administration
Loan No. 619R-08-09



                       CONSTRUCTION DEED OF TRUST
                  with Assignment of Leases and Rents,
                 Security Agreement and Fixture Filing

              THIS DEED OF TRUST IS A GLENBRIAR ESTATES DEED

       LOAN AGREEMENT PROVIDES FOR BORROWING AND RE-BORROWING OF PRINCIPAL
                 AND INTEREST AND FOR A VARIABLE INTEREST RATE.

THE PARTIES TO THIS DEED OF TRUST, made as of July 22, 1998, are
TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a California limited liability company ("Trustor"), CHICAGO TITLE COMPANY ("Trustee"), and HOUSING CAPITAL COMPANY, a Minnesota Partnership ("Beneficiary").

ARTICLE 1. GRANT IN TRUST

1.1 Grant. For the purposes and upon the terms and conditions in this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all that real property located in the County of San Joaquin, State of California, described on Exhibit A attached hereto ("the "Real Property"), together with the following (all of which together with said Real Property, is referred to herein as the "Subject Property");

(a) All appurtenances, easements, rights and rights of way appurtenant or related thereto;

(b) All buildings, other improvements and fixtures now or hereafter located thereon (the Improvements);

(c) All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on, the Real Property; together with all inventory, accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, notes, drafts, letters of credit, insurance policies, insurance and condemnation awards and proceeds, trade names, trademarks and services marks arising from or related to the Real Property and any business conducted thereon by Trustor;
together with all books records and files relating to any of the foregoing;

(d) All sales contracts of any nature whatsoever now or hereafter executed covering any portion of the Real Property or Improvements, together with any modifications thereof, and also together with any and all deposits or other payments made in connection therewith (subject, however, to any applicable restrictions imposed by law);

(e) All permits, certificates, licenses, approvals, contracts, entitlements and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Real
Property or Improvements, including warranties and guaranties, and all deposits made with or other security given to utility companies and governmental agencies with respect to the escrowed for completion of Real Property or Improvements, and all of Trustor's funds held back or escrowed for completion of offsite improvements in the vicinity of the Real Property or Improvements;

(f) All rights of Trustor under any construction contracts and subcontracts, architects' and engineers' contracts, plans, specifications and drawings for the Improvements;

(g) All rights of Trustor as declarant under any Declaration affecting any of the Real Property;

(h) All insurance policies (and unearned premiums thereon) and all proceeds of insurance required to be carried by the terms of the Loan Documents;

(i) Any evidence of title to the Subject Property provided by Trustor to Beneficiary;

(j) Any bank account(s) into which proceeds of the Secured Obligations are deposited by Beneficiary for the benefit of Trustor; and

(k) All interest or estate which Trustor may hereafter acquire in the property described above, and all replacements, proceeds, additions and accretions thereto. The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2 Address. The address of the Subject Property (if known) is: not applicable at this time. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Deed of Trust on the Subject Property as described on Exhibit A.

                     ARTICLE 2. OBLIGATIONS SECURED

2.1 Obligations Secured. Trustor makes this grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

(a) Payment to Beneficiary of all sums at any time owing under a promissory note ("Note") of even date herewith, in the principal amount of TEN
MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS
($10,500,000.00) executed by TRACY RESIDENTIAL VENTURE
PARTNERS, LLC, a California limited liability company, Trustor, and payable to the order of Beneficiary; and

(b) Payment and performance of all obligations of TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a California limited liability company, under that certain Deed of Trust (the "A&D Deed of Trust") dated March 18, 1998 and recorded April 28, 1998 as Instrument No. 98048795 in the Office of the County Recorder of San Joaquin County, California; and

(c) Payment and performance of all obligations of Trustor under this Deed of Trust and under any and all future deeds of trust which state that they are future phase deeds of trust and/or Glenbriar Estates Deeds on or adjacent to the Property; and

(d) Payment and performance of all obligations of Trustor under a Borrowing Base Revolving Loan Agreement ("Loan Agreement") of even date herewith by and between Trustor as Borrower, and Beneficiary, as "Lender and any and all other "Loan Documents" (as defined in the Loan Agreement); and

(e) Payment and performance of all obligations, if any, which any rider attached as an Exhibit to this Deed of Trust recites are secured hereby; and

(f) Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and recites that it is secured by this Deed of Trust; and

(g) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.

2.2 Obligations. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured
Obligations.

2.3 Incorporation. All terms of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

                ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1 Assignment. Trustor hereby irrevocably assigns to Beneficiary all of Trustor's right, title and interest in, to and under: (a) all leases of the Subject Property, all licenses and agreements relating to the management, leasing or operation of the Subject Property and all other agreements of any kind relating to the use or occupancy of the Subject Property, whether now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues and profits of the Subject Property, including, without limitation, all mounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a resent and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to he Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject property.

3.2  Grant of License. Beneficiary confers upon Trustor a license
("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property. Trustor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.

3.3 Effect of Assignment. The foregoing irrevocable Assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any Lessee, licensee, employee, invitee or other person. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (i) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4 Representations and Warranties. Trustor represents and warrants that: (a) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases; and (b) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (c) none of the lessor's interests under any of the Leases has been transferred or assigned.

3.5 Covenants. Trustor covenants and agrees at Trustor's sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all available remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) deliver to Beneficiary fully executed, counterpart original(s) of each and every Lease if requested to do so; and (d) execute and record such additional assignments of any Lease or specific subordinations of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may request. Except with Beneficiary's prior written consent, or as otherwise permitted by any provision of the Loan Agreement, Trustor shall not: (i) enter into any Leases after the date of this Assignment; (ii) execute any other assignment relating to any of the Leases; (iii) discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rent one (1) month in advance of the time when it becomes due; (iv) terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) consent to any assignment or subletting by any lessee; or (iv) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Subsection shall be null and void.

3.6 Estoppel Certificates. Within thirty (30) days after request by Beneficiary, Trustor shall deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Trustor and by each of the lessees, in recordable form, certifying (if such be the case): (i) that the foregoing assignment and the Leases are in full force and effect; (ii) the date of each lessee's most recent payment of rent; (iii) that there are no defenses or offsets outstanding, or stating those claimed by Trustor or lessees under the foregoing assignment or the Leases, as the case may be; and (iv) any other information reasonably requested by Beneficiary.

              ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1 Security Interest. Trustor hereby grants and assigns to Beneficiary as of the "Effective Date" (defined in the Loan Agreement) a security interest, to secure payment and performance of all of the Secured Obligations, in all of the Subject Property which is or may be held to be personal property and in which Trustor now or at any time hereafter has any interest ("Collateral"). As to all of the Subject Property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust is to be recorded in the real property records and filed as a fixture filing under Sections 9313 and 9402(6) of the California Uniform Commercial Code, as amended or recodified from time to time, and is acknowledged and agreed to be a "construction mortgage" under such Sections.

4.2 Representations and Warranties. Trustor represents and warrants that: (a) Trustor has, or will have, good title to the Collateral; (b) Trustor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; and (c) Trustor's principal place of business is located at the address specified herein.

4.3 Rights of Beneficiary. In addition to Beneficiary's rights as a "Secured Party" under the California Uniform Commercial Code, as amended or recodified from time to time ("UCC"), Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Trustor under or from the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor unless Beneficiary shall make an express written election of said remedy underC 9505, or other applicable law.

4.4 Rights of Beneficiary on Default. Upon the occurrence of a Default under this Deed of Trust, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise by law or under this Deed of
Trust:

(a) Beneficiary may (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Real Property, the Improvements or any other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become purchaser at any such sales; and

(b) Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or n account of any or all of the Collateral.

Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Trustor shall make an express written election of said remedy under 9505, or other applicable law.

4.5 Power of Attorney. Upon ten (10) business days notice of the necessity of a power of attorney, Trustor will appoint Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Beneficiary may, without the obligation to do so, in Beneficiary's name, or in the name of Trustor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to any of the Collateral, and, upon a Default hereunder, take any other action required of Trustor;
provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

4.6 Possession and Use of Collateral. Except as otherwise provided in this Section or the other Loan Documents, so long as no Default exists under this Deed of Trust or any of the Loan Documents, Trustor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Trustor's business and in accordance with the Loan Agreement.

                ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1 Title. Trustor warrants that Trustor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the Subject Property.

5.2 Taxes and Assessments. Subject to Trustor's rights to contest payment of taxes as may be provided in the Loan Agreement, Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Trustor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided however Trustor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income.

5.3 Tax and Insurance Impounds. If Trustor should fail to pay when due, then at Beneficiary's option and upon its demand, Trustor, shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (i) all taxes, assessments and levies imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property and will become due for the tax year during which such payment is so directed; and 60 premiums for any and all insurance required by the Loan Agreement next due. If Beneficiary determines that any amounts paid by Trustor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to pay all amounts due, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Trustor is otherwise in Default hereunder or under any Secured Obligation, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Trustor hereunder or under any Secured
Obligation; Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Trustor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee whereupon Beneficiary and its Trustee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Trustor and no other party shall have any right or claim thereto.

5.4 Performance of Secured Obligations. Trustor shall promptly pay and perform each Secured Obligation when due.

5.5 Liens, Encumbrances and Charges. Trustor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. Subject to the provisions of the Loan Agreement regarding mechanics' liens, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber all or any part of the Subject Property or any interest therein, whether senior or subordinate hereto.

5.6  Damages; Insurance and Condemnation Proceeds.

(a) The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Trustor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law, and without regard to any requirement contained in Section 5.7(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any order, and/or Beneficiary may release all or any part of the proceeds to Trustor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

(b) Beneficiary shall permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration provided all of the following have been satisfied: M the deposit with Beneficiary of such additional funds which Beneficiary determines are needed to pay all cost of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period);
(ii) establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) the delivery to Beneficiary of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Beneficiary, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Beneficiary;
(iv) such reasonable conditions as Beneficiary may impose; and (v) the delivery to Beneficiary of evidence acceptable to Beneficiary (aa) that upon completion of the work, the size, capacity and total value of the Subject Property will be at least as great as it was before the damage or condemnation occurred;
(bb) that there has been no material adverse change in the financial condition or credit of Trustor since the date of this Deed of Trust; and (cc) of satisfaction of any additional conditions that Beneficiary may reasonably establish to protect its security. Trustor hereby acknowledges that the conditions described above are reasonable.

5.7  Maintenance and Preservation of the Subject Property.
Subject to the provisions of the Loan Agreement, Trustor covenants: (a) to insure the Subject Property against such risks as Beneficiary may require and to comply with the requirements of any insurance companies insuring the Subject Property; (b) to keep the Subject Property in good condition and repair; (c) except with Beneficiary's prior written consent, not to remove or demolish the Subject Property or any part thereof, not to alter, restore or add to the Subject Property (except as expressly provided for in the Loan Agreement) and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property, or any part thereof which may be damaged or destroyed, without regard to whether Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section
5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitude, whether public or private, of every kind and character which affect the Subject Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to knowingly commit or permit waste of the Subject Property; (g) to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain and preserve its value; (h) not to knowingly make any use of the Subject Property which would invalidate any insurance thereon which Trustor is required to carry pursuant to the Loan Agreement; and (i) not to construct any improvements on the Real Property, except those described in the Loan Agreement.

5.8 Defense and Notice of Losses, Claims and Actions. At Trustor's sole expense, Trustor shall protect, preserve and defend the Subject Property and title to and right of possession of the Subject Property, the security hereof and the rights and powers of Beneficiary and Trustee hereunder against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property and of any condemnation offer or action actually made or filed, and of any Default hereunder, or any event which will become a Default hereunder after notice and/or expiration of any cure period.

5.9 Acceptance of Trust; Powers and Duties of -Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby, Trustee may, without liability therefor and without notice: (i) reconvey all or any part of the Subject Property; (ii) consent to the making of any map or plat thereof; and (iii) join in any grant of easement hereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding, including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party unless held or commenced and maintained by Trustee under this Deed of Trust.
Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability or expense.

5.10 Compensation: Exculpation; Indemnification.

(a) Trustor shall pay upon demand Trustee's fees and reimburse Trustee for necessary expenses in the administration of this trust, including reasonable attorneys' fees, together with interest at the "Default Rate" (as defined in the Note) from the date funds were spent. Trustor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limit any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Subject Property or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Subject Property after a default or from any other act or omission of Beneficiary in managing the Subject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

(b) Trustor indemnifies Trustee, Beneficiary and their respective directors, officers, agents, successors and assigns (including without limitation any participants in the loan secured hereby) against, and holds Trustee, Beneficiary and their respective directors, officers, agents, successors and assigns (including without limitation any participants in the loan secured hereby) harmless from, all losses, damages, liabilities, claims, causes of action, judgments, fines, penalties, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which they may suffer or incur: (i) by reason of this Deed of Trust;
(ii) by reason of the execution of this trust or in performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Trustor to perform Trustor's obligations; (iv) by reason of any alleged obligation or undertaking on Beneficiary's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained herein or in any other document related to the Subject Property;
(v) as a result of the construction of or any failure to construct the Improvements; (vi) as the result of any negligence or intentional wrongful act or omission of Trustor; or (vii) as the result of any death, personal injury or bodily injury occurring on or about the Real Property. The above obligation of Trustor to indemnify and hold harmless shall survive the release and cancellation of the Secured Obligations and the release and reconveyance or partial release and reconveyance of this Deed of Trust.

(c)  Trustor shall pay all amounts and indebtedness arising under this Section
5.10 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest applicable to the principal balance of the Note as specified therein.

5.11 Substitution of Trustees. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law-The recordation of such instrument of substitution shall discharge
Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 5.11 shall be conclusive proof of the proper substitution of such new Trustee.

5.12 Transfer or Encumbrance of Property by Trustor. Trustor acknowledges that: (a) the financial stability, development expertise and managerial and marketing ability of Trustor were and are a substantial and material consideration to Beneficiary and, in reliance thereon, Beneficiary has agreed to make the loan to Trustor evidenced by the Loan Documents;
and (b) the transfer of possession of the Subject Property to anyone other than an owner occupant of individual lots or units within the subject property, or a change in the person or entity constructing and developing the Subject Property may significantly and materially alter or reduce Beneficiary's security for the Note. Accordingly, as a material inducement to Beneficiary to enter into the transactions contemplated by the Loan Documents, Trustor shall not transfer the Subject Property or any portion thereof or interest therein, other than the sale and transfer of Units to purchasers in the ordinary course of Trustor's business, without the prior written consent of Beneficiary, except as may be specifically permitted elsewhere herein. Beneficiary may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any transferee shall assume all of Trustor's obligations hereunder and, agree to be bound by all provisions and perform all obligations contained herein. In the event of any such transfer without the written consent of Beneficiary, Beneficiary may, at its option, without demand or notice, declare all sums secured hereby immediately due and payable. Consent to one such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. As used herein, "transfer" shall mean M the sale, agreement to sell, transfer or conveyance of the Subject Property, or any portion thereof or interest therein, including, without limitation, air rights and development rights, whether voluntary, involuntary, by operation of law or otherwise, or the lease of all or substantially all of the Subject Property, reasonably necessary for the development of the Subject Property in compliance with the Loan Agreement, the repair or replacement of any Collateral in the ordinary course of business or the sale and transfer of Units to purchasers in the ordinary course of Trustor's business; (ii) any transfer by way of security, including the placing or permitting the placing on the Subject Property of any mortgage, deed of trust, assignment of rents or other security device; and (iii) if Trustor, or any person owning directly or indirectly through one or more entities any interest in Trustor individually and collectively a "Principal"), is a partnership, joint venture, trust, closely-held corporation or other entity, the issuance, sale, conveyance, transfer, disposition or encumbering of more than twenty-five percent (25%) of any class of the currently issued and outstanding stock or other beneficial interest of Trustor, or any Principal or a change of any general partner or any joint venturer of Trustor or any Principal, either voluntarily, involuntarily, or otherwise. For purposes of this section, "closely-held corporation" shall mean any corporation not listed on a national or regional stock exchange.

5.13 Releases, Extensions. Modifications and Additional Security. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property or in any manner obligated under the Secured Obligations ("Interested Parties"),
Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Subject Property and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Subject Property.

5.14 Reconveyance. Upon Beneficiary's written request, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto" and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto.

5.15 Subrogation. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

5.16 Right of Inspection. Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Trustor's compliance with the terms hereof.

                      ARTICLE 6. DEFAULT PROVISIONS

6.1 Default. For all purposes hereof, the term "Default" shall mean (a) the failure of Trustor to perform any material obligation hereunder, or the failure to be true of any material representation or warranty of Trustor contained herein and the continuance of such failure for ten (10) business days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (b) the existence of any Default or Event of Default as defined in the Note, Loan Agreement or any other Loan Document.

6.2 Rights and Remedies. At any time after Default, Beneficiary and trustee shall each have all the following rights and remedies:

(a) With ten (10) business days notice, to declare all Secured Obligations immediately due and payable;

(b) With ten (10) business days notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or default of Trustor and, in connection therewith, to enter upon the Subject Property and do such acts and things as Beneficiary or Trustee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons;

(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment;

(e) To enter upon, possess, manage and operate the Subject Property or any part thereof, to collect all rents, income and profits therefrom, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Subject Property, to make, terminate, enforce or modify leases of the Subject Property upon such terms and conditions as Beneficiary deems proper, and to make repairs, alterations and improvements to the Subject Property as necessary, in Trustee's or Beneficiary's sole judgment, to protect or enhance the security hereof;

(f) To execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale; and

(g) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion;

(h) To suspend or terminate, at its option, its obligation to make further disbursements under the Loan Agreement; and

(i) To exercise any other rights or remedies available to Beneficiary at law, in equity, by statute or otherwise.

If Beneficiary spends its funds in exercising any of its rights or remedies hereunder, the amount of funds spent shall be payable to Beneficiary upon demand, together with interest at the Default Rate from the date the funds were spent. At any sale of the Subject Property held pursuant to Section 6.02(c) or Section 6.02(f) above, Beneficiary may bid, as the equivalent of cash, the amount of all or any of the Secured Obligations, including, without limitation, attorneys' fees.

6.3 Application of Foreclosure Sale Proceeds. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and attorneys' fees in connection with sale, Trustee shall apply all proceeds of any foreclosure sale: (i) to payment of all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note, and to payment of all other Secured Obligations, in any order Beneficiary may elect; and (ii) the remainder, if any, to the, person or persons legally entitled thereto.

6.4  Application of Other Sums. All sums received by Beneficiary under
Section 3.2 or Section 6.2, less all reasonable costs and expenses incurred by Beneficiary or any receiver under Section 3.2 or Section 6.2, including, without limitation, reasonable attorneys' feds, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

6.5 No Cure or Waiver. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Subject Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

6.6 Payment of Costs. Expenses and Attorney's Fees. Trustor agrees to pay to Beneficiary immediately and without demand all reasonable costs and expenses incurred by Trustee and Beneficiary pursuant to subparagraphs (a) through (g) inclusive of Section 6.2 (including, without limitation, court costs and reasonable attorneys' fees, whether incurred in litigation or not) with interest at the Default Rate from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein. In addition, Trustor shall pay to Trustee all Trustee's fees hereunder and shall reimburse Trustee for all expenses incurred in the administration of this trust, including, without limitation, any attorneys' fees.

6.7 Power to File Notices and Cure Defaults. Trustor hereby Irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary' security interests and rights in or to any of the Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section.

6.8 Restoration of Position. In case Beneficiary shall have undertaken to enforce any right under this Deed of Trust by foreclosure, sale, entry or otherwise, and such undertaking shall have been discontinued or abandoned for any reason or shall have been determined adversely to Beneficiary, then and in every such case Trustor, Trustee and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Subject Property, and all rights, remedies, powers and security of Beneficiary and Trustee shall continue in full force and effect, as if no such proceedings had ever been initiated.

6.9 Evidence of Title. In the event of the occurrence of any Default under this Deed of Trust, Beneficiary may procure evidence of title to the Subject Property, including but not limited to an abstract of title or continuation thereof or a title insurance policy or commitment therefor or extension thereof, covering the Real Property, and/or chattel lien searches covering any of the reminder of the Subject Property, all at the sole cost and expense of Trustor, and, in case action is commenced to foreclose this Deed of Trust or to sell the Subject Property, Trustor agrees that, in addition to the reasonable attorneys' fees of Beneficiary (prior to trial, at trial and on appeal), it will pay any court costs which may be incurred in connection therewith. The reasonable costs of any such abstract of title, continuation, title insurance policy, commitment or extension, and chattel lien searches, and all of such court costs and reasonable attorneys' fees, together with interest thereon at the Default Rate (as that term is defined in the Note) from the date incurred, shall be charged and added to the indebtedness secured hereby and shall be payable on demand.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1 Additional Provisions. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations.
The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Subject Property and such further rights and agreements are incorporated herein by this reference.

7.2 Merger. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

7.3 Obligations of Trustor, Joint and Several. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

7.4 Recourse to Sel2arate Property. Any married person who executes this Deed of Trust as a Trustor agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person's separate property, and any community property of which that person is a manager.

7.5 Waiver of Marshalling Rights. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Subject Property, hereby waives all rights to have the Subject Property and/or any other property which is now or later may be security for any Secured Obligation ("Other Property") marshalled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations. Ben ' eficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6 Rules of Construction. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term "Subject Property means all and any part of the Subject property and any interest in the Subject Property.

7.7 Successors in Interest. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided however that this Section does not waive the provisions of Section 5.12.

7.8 Incorporation. Exhibit A, is attached, and is hereby incorporated into this Deed of Trust by this reference.

7.9 Addresses: Request for Notice. Notice to Beneficiary shall be sent to Beneficiary addressed to: HOUSING CAPITAL COMPANY, a Minnesota
Partnership, 1825 South Grant Street, Suite 630, San Mateo, California 94402,
Attn: Loan Administration, Loan #619R-08-09. Any Trustor whose address is set forth below hereby requests that a copy of notice of default and notice of sale be mailed to him at that address. Failure to insert an address shall constitute a designation of Trustor's last known address as the address for such notice. Correspondence to Trustee shall be addressed to: 501 West Weber Avenue, Suite 300, Stockton, California 95203.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

        Address                               "Trustor(s) "

15225 Wicks Boulevard            TRACY RESIDENTIAL VENTURE PARTNERS,
San Leandro, CA 94577            LLC, a California limited liability company

                                 BY:   WESTCO COMMUNITY BUILDERS
                                       INC., a California corporation,
                                       Member
                                       By: /s/ Glen Britton Evans, Jr.
                                       Glen Britton Evans, Jr.
                                       Its:  Executive Vice President
                                       By: /s/ Jerry A Finch
                                       Jerry A Finch
                                       Its:  President
                                 BY:   DOVER INVESTMENTS CORP, a
                                       Delaware Corporation, Member
                                       INC., a California corporation,
                                       Member
                                       By: /s/ Lawrence Weissberg
                                       Lawrence Weissberg
                                       Its:  President


                              EXHIBIT A
                       (Description of Property)

Exhibit A to DEED OF TRUST executed by TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a California limited liability company, as "Trustor" to CHICAGO TITLE COMPANY as "Trustee' for the benefit of HOUSING CAPITAL COMPANY, a Minnesota Partnership, as "Beneficiary", dated as of July 22, 1998.

                        Description of Property

That certain Real Property situated in the State of California, County of San Joaquin, City of TRACY, described as follows:

LOTS 1 THROUGH 80 INCLUSIVE AS SHOWN UPON MAP ENTITLED TRACT NO. 2770 GLENBRIAR ESTATES UNIT NO. 2 FILED FOR RECORD JANUARY 30,1998 IN BOOK OF MAPS AND PLATS, VOL. 33, PAGE 51, SAN JOAQUIN COUNTY RECORDS.




Housing Capital Company

                     BORROWING BASE REVOLVING LOAN AGREEMENT

                                                      Loan No. 619R-08-09

This Borrowing Base Revolving Loan Agreement (this "Agreement") is made as of the 22nd day of July, 1998 by and between TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a California limited liability company
("Borrower"), and HOUSING CAPITAL COMPANY, a Minnesota Partnership ("Lender"), with respect to the following:

                               RECITALS

A. Borrower owns or intends to acquire certain real property in the Subdivision (as hereinafter defined) located in California upon which Borrower intends to construct detached single-family residential units,

B. Pursuant to the terms and subject to the conditions contained herein, Lender has agreed to make available to Borrower, and Borrower has agreed to obtain from Lender, a secured revolving line of credit facility for the purpose of financing the construction of detached single-family residential units on residential lots in the approved Subdivision.

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

                                ARTICLE I
                               DEFINITIONS

As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

"Advance" shall mean each advance of the Loan by Lender to Borrower pursuant to the terms of this Agreement.

"Agreement" shall mean this Borrowing Base Revolving Loan Agreement, as it may be amended, modified, extended, renewed, restated or supplemented from time to time.

"Appraised Value Lot" shall mean, with respect to each Lot which constitutes Eligible Collateral, the retail value of such Lot, as approved or determined by Lender in its sole and absolute discretion after review of the Subdivision Appraisal. Such Appraised Value-Lot will reflect any adjustments for deductions or discounts reflected in the Subdivision Appraisal (i.e. a reduction to reflect the Estimated Costs of Sale).

"Appraised Value Unit" shall mean, with respect to each Unit which constitutes Eligible Collateral, the retail value of such Unit and its related Lot, as approved or determined by Lender in its sole and absolute discretion after review of the Subdivision Appraisal. Such Appraised Value-Unit will reflect any adjustments for deductions or discounts reflected in the Subdivision Appraisal (i.e. a reduction to reflect the Estimated Costs of Sale). Appraised Value-Unit shall not reflect any options or upgrades.

"Arbitration Agreement" shall mean an agreement between Borrower and Lender in substantially the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to Lender.

"Available Commitment" shall mean, as of each Borrowing Base Determination Date, and as reflected on a Borrowing Base Certificate approved by Lender, the lesser of: (i) the aggregate of the Maximum Subdivision Commitment Amount;
(ii) the aggregate of the Total Available-Unit for all Units and their associated Lots that then constitute Eligible Collateral; or (iii) the Maximum Facility Commitment Amount.

"Borrower's Funds" should mean the funds to be deposited by Borrower in the Borrower's Funds Account pursuant to Section5.4(b) hereof.

"Borrower's Funds Account" shall mean a non-interest bearing account maintained with Lender for the purpose of receiving Borrower's Funds and making Advances.

"Borrowing Base Certificate" shall mean a certificate, in form and substance attached hereto as-Exhibit D, showing for each Unit that then constitutes Eligible Collateral, among other things, the following: (i) the Lot number as indicated on the recorded plat of the Subdivision; (ii) the Unit plan type;
(iii) the Appraised Value-Unit; (iv) the Maximum Advance-Unit; (v) the Lot Advance; (vi) the Total Construction Draw-Unit and the Unit Budget. Such Borrowing Base Certificate shall be executed by the president, chief financial officer, or other executive officer of Borrower and shall also include (x) a certification that no Potential Default, or Event of Default exists hereunder or under any of the other Loan Documents and (y) a certification that Borrower is in compliance with all financial covenants set forth in Section 7.16 as of the end of the most recently completed Fiscal Quarter, together with calculations substantiating such compliance.

"Borrowing Base Determination Date" shall mean the last day of each calendar month.

"Business Day" shall mean a day other than Saturday, Sunday or a day on which Lender is legally closed for business in the State of California.

"Collateral" shall mean, all that certain collateral described in the Deed of Trust together with all of Borrower's interest in all construction materials and equipment and all furniture, furnishings, fixtures, machinery, equipment, inventory and all other items of personal property in which Borrower now or hereafter owns or acquires any interest or right, and which are used or useful in the development, construction, marketing or sales of Units in the Subdivision (including, without limitation, the Stored Materials); all of Borrower's accounts receivable from sale of Units in the Subdivision; all of Borrower's documents, instruments, contract rights and general intangibles relating to the development, construction, marketing or sale of Units in the Subdivision; condemnation proceeds relating to any portion of the Subdivision; and all insurance proceeds from any policies of insurance covering any of the aforesaid.

"Commitment" shall mean the agreement by Lender in Section 2.1 to make Advances pursuant to the terms and conditions set forth herein.

"Commitment Fee" shall mean the fee in the amount of $131,250.00 to be paid by Borrower to Lender on or before the Effective Date.

"Construction Draw Available-Unit" shall mean, with respect to each Unit which constitutes Eligible Collateral, the amount up to which Borrower may obtain Advances hereunder with respect to the construction of such Unit, which amount shall be equal to: (i) the Total Construction Draw-Unit for such Unit times
ii) a percentage based on the Unit's completion stage of construction, determined on a cumulative basis in accordance with the stage of completion tables set forth on Exhibit C.

"Construction Schedule" shall mean, with respect to each Unit in the Subdivision, a construction schedule showing a trade-by-trade breakdown of the estimated periods of commencement and completion of construction of Units in the Subdivision in form and substance satisfactory to Lender.

"Conversion Date" shall mean the date which is twelve (12) calendar months after the Effective Date.

"Conversion Fee" shall mean the fee in the amount of five eights of one percent (0.625%) of the total Commitment remaining on the Conversion Date; to be paid by Borrower to Lender on or before the Conversion Date.

"Conversion Period" shall mean the six (6) calendar month period immediately following the Conversion Date.
"County' shall mean the county in which the Subdivision is located.

"Deed of Trust" shall mean, with respect to the Subdivision, a deed of trust, fixture filing and assignment of rents, otherwise in form and substance satisfactory to Lender, executed by Borrower as trustor and naming Lender as beneficiary, creating a first lien on the Subdivision and all structures, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, in the amount of the Maximum Facility Commitment Amount.

"Default Rate" shall mean the rate of interest as set forth in the Note plus five percent (5%) per annum.

"Direct Costs" shall mean all costs incurred for labor performed in the construction of the applicable Units and the materials incorporated into such Units.

"Documentation Fee" shall mean the amount of $1,500.00 to be paid by Borrower to Lender on or before the Effective Date.

"Draw Request Documents" shall mean the documents in the form to be approved by Lender with which Borrower may request a disbursement of the Loan.

"Effective Date" shall mean the date on which the conditions set forth in
Section 3.1 are satisfied and the date the Deed of Trust is recorded in the Office of the County Recorder of the County.

"Eligible Collateral" shall mean Units, and the Lots upon which such Units are located, which are a part of the Subdivision.

"Environmental Indemnity" shall mean, with respect to the Subdivision, an unsecured indemnity from Borrower in favor of Lender covering environmental matters in substantially the form and substance satisfactory to Lender.

"Environmental Laws" shall mean any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of Governmental Authorities relating to the health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), the
Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species
Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, and the rules, regulations and guidance documents promulgated thereunder.

"Event of Default" shall mean the occurrence of any of the events listed in
Section 9.1(a) and the expiration of any applicable notice and cure~period provided in Section 9.1 (b).

"Governmental Authority" shall mean each federal, state or local body or agency which has jurisdiction over the Property or the use, occupancy or operation thereof, or the power to regulate, govern, approve or control the Property or any aspect thereof.

"Guarantors" shall mean those persons or entities executing guarantees pursuant to Section 3.1 (c).

"Hazardous Substance" shall mean (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste", . extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or TCLP toxicity"; (ii) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and defining fluids, produced waters and other sites associated with the exploration, development or production of crude oil, natural gas, or geothermal resources;
(iii) "hazardous substance" as defined in Section 25281 M of the California Health and Safety Code; (iv) "waste" as defined in section 13050(d) of the~ California Water Code; (v) asbestos in any form- (vi) urea formaldehyde foam insulation; (vii) polychlorinated biphenyls (PCBs); (viii) radon; and (ix) any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any Governmental Authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

"Indirect Costs" shall mean all costs incurred for ancillary services performed in connection with the construction of the applicable Units, such as appraisal, marketing, engineering, environmental consulting, architectural, survey, legal, permit, franchise and license fees, title insurance premiums and the like and interest.

"Inventory Unit" shall mean a Unit that does not qualify as a Presold Unit.

"Lender" shall mean HOUSING CAPITAL COMPANY, a Minnesota
Partnership ("Lender"), its successors and assigns and any party to which the
Note is assigned or otherwise transferred.

"Loan" shall mean the revolving line of credit described in this Agreement in a principal amount outstanding at any time not to exceed the Available Commitment.

"Loan Documents" shall mean this Agreement, the Note, the Deed of Trust, any and all Security Agreements, any and all fixture filings, any and all Environmental Indemnities, the Arbitration
Agreement attached hereto, Repayment and Completion Guaranties, and any and all other documents now or hereafter executed in connection with the Loan.

"Lot" shall mean an individual Lot designated on the final subdivision plat, map or filing for the Subdivision.

"Lot Advance" shall mean that portion of the Loan that is allocated for disbursement of Land Costs as identified on Exhibit C-1 herein, to be paid to Lender for repayment of loan No. 619.

"Maturity Date" shall mean the date which is twelve (12) calendar months after the Effective Date, unless extended on the Conversion Date pursuant to Section 2.9, but in no event later than eighteen (18) calendar months after the Effective Date.

"Maturity Date Unit" shall mean the date which is twelve (12) months after the date of the initial advance under the Unit Budget for each individual Unit which is Eligible Collateral.

"Maximum Advance-Unit" shall mean the maximum amount to be advanced hereunder with respect to any Unit and its associated Lot, which amount shall be equal to (i) seventy-five percent (75%) of the Appraised Value-Unit of the applicable Unit and its associated lot.

"Maximum Facility Commitment Amount" shall mean an amount equal to TEN MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS
($10,500,000.00).

"Members of Borrower" shall mean Westco Community Builders, Inc., a California corporation and Dover Investments corp., a Delaware Corporation.

"Model Unit" shall mean the Units to be used as sales centers for the Subdivision not to exceed four (4) Units.

"Note" shall mean a secured promissory note, in the original principal amount of the Maximum Facility Commitment Amount, executed by Borrower as maker, in favor of Lender as holder, in form and substance satisfactory to Lender. "Potential Balancing Default" shall mean the failure to deposit with Lender, within five (5) days after notice that the Loan is not "in balance", the amount of cash, cash equivalents or other security satisfactory to Lender, in its sole discretion, necessary to put the Loan "in balance" pursuant to Section 5.4.

"Potential Default" shall mean the existence of any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default under any of the Loan Documents.

"Presold Unit" shall mean a Unit which shall be deemed sold only if a bona fide purchaser for value (a) has executed a firm, non-contingent purchase agreement (in form and substance acceptable to Lender), and (b) has made a non-refundable cash deposit of not less than ONE THOUSAND AND NO/1OOTHS DOLLARS
($1,000).

"Release Price" shall mean, with respect to any Unit and its associated Lot, the amount payable by Borrower to obtain a partial reconveyance of the lien of the applicable Deed of Trust, which amount is further defined in Article 11, Section 2.7(f).

"Sales Contract" shall mean a bona fide written non-contingent agreement between Borrower and a third person purchaser for sale in the ordinary course of Borrower's business of any Unit and the related Lot.

"Subdivision" means Lots 1 through 80, as shown on that certain Map entitled Tract No. 2770 Glenbriar Estate Unit No. 2 which was filed for record in the Office of the Recorder for the County of San Joaquin, State of California in Volume 33, page 51.

"Subdivision Appraisal" shall mean, with respect to the Subdivision, an appraisal of each Lot and each type of Unit in the Subdivision (without regard to any standard upgrade items to be included in such Unit or any other options, furniture, furnishings, fixtures and equipment to be included in such Unit), which appraisal shall be performed by an appraiser and otherwise be satisfactory to Lender in its sole and absolute discretion. In addition, the Subdivision Appraisal must include an absorption analysis setting forth the monthly projected sales rate for the type of Units covered by the Subdivision Appraisal and an Estimated Costs of Sale for the Units covered by the Subdivision Appraisal. The Subdivision Appraisal must comply with Lender's appraisal methodology as then in effect by internal Lender policies or by federal banking regulations.

"Subdivision Budget" shall mean, with respect to the Subdivision, the budget of all Direct Costs and all Indirect Costs necessary for or related to construction, of all Units to be constructed in the Subdivision, as approved by Lender in its reasonable discretion, together with any amendments or modifications thereof consented to by Lender in its sole and absolute discretion.

"Subdivision Plans and Specifications" shall mean, with respect to the Subdivision, the final plans and specifications for each type of Unit to be constructed in the Subdivision, with evidence of appropriate approvals of each Governmental Authority shown thereon, as approved by Lender in its sole and absolute discretion and as changed from time to time with the prior written approval of Lender.

"Substantially Complete" shall mean, with respect to a unit, that: (i) such unit has been substantially completed in accordance with the applicable Subdivision Plans and Specification; (ii) a valid notice of completion has been recorded in the Official Records of the County; and (iii) all inspections by any Governmental Authority have been completed and all necessary certificates and approvals have been obtained.

"Termination Date" shall mean twelve (12) calendar months from the Effective Date, unless such date is extended on the Conversion Date.

"Title Company" shall mean the title insurance company selected by Borrower and approved by Lender in its sole and absolute discretion to provide any Title Insurance Policy.

"Title Insurance Policy" shall mean, with respect to the Subdivision, a title insurance policy in the form of an American Land Title Association Loan Extended Coverage Policy of Title Insurance, insuring Lender that, on the date the Deed of Trust is recorded against the Subdivision, Borrower owns fee simple title to the Subdivision and that the Deed of Trust is a valid lien, in the amount of the Maximum Facility Commitment Amount.
The Title Insurance Policy shall contain such endorsements (including, without limitation, a variable interest rate endorsement, a revolving line of credit endorsement and a tie-in endorsement) and shall be subject to such reinsurance and coinsurance agreements as Lender reasonably requires and shall be subject only to such exceptions to coverage as approved by Lender in its sole and absolute discretion in writing prior to the date such Deed of Trust is recorded.

"Total Available-Unit" shall mean, as of each Borrowing Base Determination
Date with respect to each Unit and each Presold Unit and its associated Lot, an amount equal to the sum of: W the applicable Construction Draw Available-Unit plus (ii) the applicable Lot Advance.

"Total Construction Draw-Unit' shall mean, with respect to each Unit and each Presold Unit which constitutes Eligible Collateral, an amount equal to the sum of: (i) the Maximum Advance-Unit for such Unit minus (ii) the Lot Advance for such Unit.

"Unit" shall mean a detached single-family dwelling (i) which is unsold, (ii) constructed or to be constructed on a Lot, and (iii) described in the Subdivision Plans and Specifications, including, without limitation, any furniture, furnishings, fixtures and equipment to be installed therein as shown in the Subdivision Plans and Specifications.

"Unit Budget" shall mean the total, as shown on the Subdivision Budget, of all Direct Costs and all Indirect Costs necessary for or related to construction of each Unit and each Presold Unit in the Subdivision.

                                ARTICLE 11
                                 THE LOAN

2.1 Commitment. Subject to the terms and conditions of this Agreement, Lender agrees, at any time and from time to time after the Effective Date and prior to the date which is thirty (30) days prior to the Maturity Date, to make Advances to Borrower, at the request of Borrower, with respect to Eligible Collateral; provided, however, that the aggregate amount of Advances outstanding at any time and from time to time shall not exceed the Available Commitment. Proceeds of Advances may be used solely for the purposes set forth in Section 5.1. Advances shall be on a revolving basis. Subject to the terms and conditions contained herein, Advances repaid may be reborrowed. Although the outstanding principal balance of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all obligations of Borrower are paid and performed in full. Upon the occurrence of a Potential Default, Potential Balancing Default or Event of Default, Lender, in its absolute and sole discretion and without notice, may suspend the Commitment to make Advances. In addition, upon occurrence of a Potential Default, Potential Balancing Default or Event of Default, Lender, in its absolute and sole discretion and without notice, may terminate the Commitment to make Advances.

2.2 Evidence of Indebtedness and maturity. The Loan shall be evidenced by the Note in the principal amount of the Maximum Facility Commitment
Amount. The outstanding principal balance of the Loan, together with accrued interest thereon and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

2.3 Interest. The outstanding balance of the Note shall bear interest at the rate per annum specified in the Note, which interest shall be due and payable as specified therein.

2.4 Security. Payment of the Note 3nd performance of all of Borrower's other obligations under the Loan Documents (excluding any and all Environmental Indemnities) shall be secured by the following: (a) any and all Deeds of Trust; (b) any and ,I[ Security Agreements and related UCC-1 financing statements; (c) any and all fixture filings, and (d) such other security interests in property of Borrower as Lender shall reasonably require.

2.5 Environmental Indemnities. Lender shall be indemnified with respect to environmental matters by the Environmental Indemnities.

2.6   Prepayments.

(a)   Mandatory Prepayments.

(i) Advances In Excess of Available Commitment. If for any reason at any time the aggregate amount of all outstanding Advances exceeds the Available Commitment, Borrower shall, within two (2) Business Days of receiving written notice of such excess, make a payment to Lender in an amount equal to such excess amount.

(ii) Release of Presold Units, Units and Lots. To obtain the release of a Presold Unit, Unit and its related Lot from the lien or encumbrance of a Deed of Trust, Borrower shall be in full compliance with the requirements of 5ection 2.7 and Borrower, without notice or demand, shall, make payment to Lender in an amount equal to the applicable Release Price for such Unit.


(b) Voluntary Payments. Subject to Section 2.7 with respect to the release of a Presold Unit, Unit and/or Lot, Borrower may, at any time, without penalty or premium, prepay all or any portion of the outstanding Advances.

2.7 Conditions Precedent to Release of Presold Units. Units and Lots. Lender shall have no obligation to release any Presold Unit, Unit and/or Lot from the lien or encumbrance of a Deed of Trust unless all of the following conditions are satisfied:

(a) There shall be no Potential Default, Potential Balancing Default or Event of Default under this

Agreement or any of the other Loan Documents.

(b) Borrower shall have given Lender at least five (5) Business Days prior written notice.

(c) The Title Company shall issue an appropriate endorsement to the applicable Title Insurance Policy ensuring that, notwithstanding the release of its interest in such Presold Unit, Unit and/or Lot, the lien of the applicable Deed of Trust shall continue to be a first lien on the remaining portion of the Subdivision, subject to no exceptions to title other than those shown on such Title Insurance Policy as of the date of issuance.

(d) Lender shall have received satisfactory evidence that the portion of the Subdivision not to be released will have the benefit of such easements and rights of way in, over and through the Units and/or Lots to be released as are, in Lender's and the Title Company's judgment, necessary or desirable to provide or assure access vo and from, utility service to, parking for and support to the remaining portion of the Subdivision.

(e) Borrower shall pay all costs associated with the release of Lender's interest in such Presold Unit, Unit and/or Lot, including without limitation, the endorsement referred to above and reasonable attorneys' fees.
Borrower shall, concurrently with such release, pay to Lender the following release prices plus any interest which is outstanding on said Unit:

PLAN NO.              UNIT

1                     $168,750.00
1x                    $176,250.00
2                     $176,250.00
2x                    $174,750.00
3                     $182,250.00
3x                    $187,500.00
4                     $193,500.00
4x                    $198,750.00

(9) The Release Price paid to Lender upon the release of any Presold Unit or Unit shall be applied first to reduce Advances made with respect to the Unit Budget to which such Presold Unit or Unit relates.

2.8 Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the business day upon which the applicable following condition has occurred by no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as appropriate):

(a) In the case of a principal payment made by a federal funds wire transfer, receipt by Lender of written advice from the Federal Reserve System confirming that the transferred amount has been credited for the account of Lender;

(b) In the case of a principal payment made by a cashier's check, receipt by Lender of such cashier's check at the address designated elsewhere herein for the delivery to Lender of notices; or

(c) In the case of a principal payment made by any other means, upon the funds constituting such payment having become unconditionally available for the use of Lender.

2.9 Extension of Conversion Date. Upon Borrowers written request at any time at least thirty (30) days, but not more than sixty (60) days, before the Conversion Date, Lender will consider extending the Conversion Date for an additional six (6) calendar months. Approval of Borrowers request to extend the Conversion Date for an additional six (6) calendar months shall be at Lender's sole and absolute discretion, based on Lender's then prevailing underwriting standards and Lender's then interpretation of regulatory guidelines, and, if approved, may be subject to Borrower's satisfaction of one or more conditions required by Lender in its sole and absolute discretion including but not limited to the following Conditions Precedent. No extension of the Conversion Date shall be given, or deemed given, by Lender unless it is evidenced by a written document signed by Lender. When requesting consideration of extending the Conversion Date for an additional six (6) calendar months, Borrower shall deliver to lender such documentation and information as Lender may reasonably require.

(a)   Conditions Precedent to the Extension of Conversion Date:

(i) On or before the Conversion Date Borrower shall pay Lender in immediately available funds the Conversion Fee;

(ii) On or before the Conversion Date a cumulative of at least forty (40) Units shall have been delivered/closed to third party buyers and Lender shall have received the Release Price for each of the forty (40) Units;

(iii) Borrower shall represent and warrant to Lender that no Default or Event of Default, breach or failure of condition has occurred or exists under the Loan Documents, or would exist after notice or passage of time or both, at the time of the Conversion Date;

(iv) There has occurred no material adverse change, as determined by Lender, in the financial condition of Borrower or any guarantor or other person or entity in any manner obligated to Lender under the Loan Documents from that which existed as of the Effective Date; and

(v) Except as modified by the exercise of the Extension of the Conversion Date and other modifications approved by Lender and made in accordance with the provisions of this Agreement, the Loan Documents shall remain unmodified and in full force and effect.

(vi) If required by Lender, Lender shall have received an updated appraisal establishing that the Appraised Value Unit is equal to or greater than the Appraised Value Unit on the Effective Date.


                                  ARTICLE III
                                 EFFECTIVE DATE

3.1 Conditions Precedent to Effectiveness of this Agreement. Lender's obligation to make the Loan and perform any of its other obligations under this Agreement shall terminate if, on or before the Termination Date, Borrower does not satisfy all of the following conditions, in each case as determined by Lender in its absolute and sole discretion:

(a) Representations and Warranties Accurate. The representations and warranties by Borrower in the Loan Documents are correct on and as of the Effective Date as though made on and as of such Date.

(b) Defaults. No Potential Default, Potential Balancing Default or Event of Default exists under this Agreement or any of the other Loan Documents.

(c) Loan Documents. Lender shall have received the following documents, each duly executed by the parties thereto and in form and substance satisfactory to Lender in its absolute and sole discretion:

(d) this Agreement; (b) the Note; (c) Repayment and Completion Guaranties from Glenbriar Joint Venture, a California general partnership and Glenbriar Venture No. 2, LLC, a California limited liability company; and (d) such other documents that Lender reasonably may require.

(d) Payment of Fees and Other Costs and Expenses. Borrower shall have paid the appraisal fee, the Commitment Fee, the Documentation Fee and all other costs and expenses to be paid by the Borrower in connection with the Loan.

(e) Formation Documents. Lender shall have received and approved the following (as applicable):

(i) Current Certificates of Good Standing from the California Secretary of State for Borrower.

(ii) Certified copies of the articles of incorporation and bylaws, together with certified resolutions authorizing this transaction, and incumbency certificates verifying the authority of the signatories, for Borrower.

(f) Financial Statements. Lender shall have received and approved all financial statements of Borrower and such other parties as are required by Lender.

(g) Other Items or Actions. Lender shall have received and approved such other agreements, documents, and instruments, and Borrower shall have performed such other actions, as Lender may reasonably require.

                              ARTICLE IV
                         ELIGIBLE COLLATERAL

4.1 Restriction during Conversion Period. Notwithstanding anything to the contrary set forth in this Article IV or anywhere else in the Loan Documents, construction of Units may be approved by Lender and added to Eligible Collateral only before the Termination Date.

4.2 Removal of Units from Eligible Collateral: Ineligible Collateral. Borrower shall not be entitled to include Units and their related Lots in Eligible Collateral if such Units fail to comply with any of the following:

(a)   Construction Requirements.

(i) Within seventy-five (75) days of its Admission Date, the Unit shall not be at least twenty percent (20%) complete, in accordance with the stage of completion tables set for the Exhibit C attached hereto.

(i i) Within two hundred seventy (270) days of its Admission Date, the Unit shall not be Substantially Completed.

(iii) More than fifteen (15) Inventory Units which may be under construction at any one time.

(b) Limitation on Term of Units in Eligible Collateral. A Unit which is not a Model Unit shall not constitute Eligible Collateral for more than twelve
(12) calendar months.

4.3 Extraordinary Events Affecting Units, Presold Units and Lots, or Subdivision. Upon the occurrence of any of the following events, Units, Presold Units and related Lots at any time constituting Eligible Collateral may be declared by Lender to no longer be Eligible Collateral:

(a)   Material Damage, Destruction, or Condemnation. Any Unit or
Presold Unit and related Lot is materially damaged, destroyed, or becomes subject to any condemnation proceeding.

(b) Default Regarding Title Insurance. The requirements of the Loan Documents for title insurance with respect to any Unit or Presold Unit are not satisfied.

(c) Hazardous Substance. A Hazardous Substance is discovered to be present on, in, under or about any Unit or Presold Unit and/or its related Lot.

(d) Material Change to Subdivision Plans and Specifications. The Subdivision Plans and Specifications pertaining to any Unit or Presold Unit are changed without Lender's prior written Consent, which shall not be unreasonably withheld.

(e) Maintained in Good Condition. Any Unit or Presold Unit and related Lot is not maintained in good condition and repair.

4.4 Lien Continues on Ineligible Collateral. Unless Lender in its sole and absolute discretion determines otherwise, any Unit or Presold Unit and the related Lot which are subject to the lien of a Deed of Trust but which later become Ineligible Collateral as a result of Sections 4.2 will remain subject to the lien and encumbrance of the Deed of Trust until the conditions precedent specified in Section 2.7 have been satisfied with respect to such Unit or Presold Unit and related Lot.

4.5 Classification and Reclassification of Units. Borrower may classify or reclassify units as to type from time to time, or change Borrower's proposed classification of any and all Units, provided that such reclassified Unit meets the requirements set forth herein for that type of Unit. In the event any Presold Unit ceases to constitute a Presold Unit for any reason, then any such Presold Unit shall automatically become an Inventory Unit, and Borrower agrees to immediately comply with all conditions, restrictions and limitations applicable to an Inventory Unit. In the event any Inventory Unit becomes a Presold Unit, Borrower agrees to immediately comply with conditions, restrictions and limitations applicable to a Presold Unit.

                                 ARTICLE V
                          DISBURSEMENTS OF THE LOAN

5.1 Use of Advances. Borrower shall use Advances of the Loan only for the payment of or reimbursement for costs, expenses and fees included in the respective Unit Budget in connection with the construction of Units or Presold Units constituting Eligible Collateral in such Unit or Presold Unit, such payment of or reimbursement for costs, expenses and fees to be made only after the same have been incurred by Borrower, provided, however, in no event shall (i) the Advances outstanding with respect to any Unit or Presold Unit and its related Lot exceed the Maximum Advance-Unit applicable thereto, (ii) the Advances outstanding under the Loan exceed the Available Commitment, or (iii) the Advances outstanding with respect to Units or Presold Units in the Subdivision exceed the lesser of (a) the sum of the Total Available Unit for all Units or Presold Units that then constitute Eligible Collateral in the Subdivision, (b) the Maximum Subdivision Commitment Amount. Costs related to the construction of Units or Presold Units and the improvements of their related Lots shall be deemed to have been "incurred" by Borrower at the following times: W Direct Costs: when the labor has been performed or the materials have been supplied and incorporated into the applicable Unit or Presold Unit and related Lot, payment therefor has been requested by the contractor or supplier thereof, and such contractor or supplier is entitled thereto; (ii) Indirect Costs: when such costs are due and payable and, if applicable, the services relating thereto have been rendered or the value thereof has been received by Borrower, or with respect to amounts payable to Lender, when such amounts becomes due and payable pursuant to the Loan Documents.

5.2 Requests for Advances. Borrower shall request disbursements of the Loan periodically and not more frequently than once each month.
Requests shall be evidenced by the Borrowing Base Certificate.

5.3   Determination of Amount of Advances.

(a) Borrowing Base Certificate. Borrower shall deliver a Borrowing Base Certificate to Lender at any time Lender approves construction of any additional Unit or Presold Unit pursuant to Section 5.1 herein.

(b) Amount of Advances. The amount of each Advance requested by Borrower shall be reviewed and subject to approval by Lender based upon:
(i) the Borrowing Base Certificate most recently submitted by Borrower (adjusted to reflect Units or Presold Units released pursuant to Section 2.7 and other Units removed from Eligible Collateral pursuant to Section 4.2 and 4.3, (ii) Lender's inspections made pursuant to Section7.3 (as such inspections may result in any adjustments to reflect any variance between (A) the Borrowing Base Certificate, and (B) the results of such inspections), and
(iii) such other information as Lender may reasonably require in order to verify such amounts.

(c) Conditions to Disbursements. Provided that: (i) no Event of Default, Potential Default or Potential Balancing Default exists under this Agreement or any of the other Loan Documents; (ii) all of the conditions set forth in Exhibit B have been satisfied; and (iii) the Loan is -in balance" as required in Section 5.4; then Lender shall disburse or issue, as the case may be, within ten (10) Business Days after receipt of the Draw Request Documents, the Advance approved by Lender. Borrower's Funds and any other amounts deposited with Lender pursuant to Section 5.4 to put the Loan "in balance" shall be the next funds disbursed by Lender. Unless Lender otherwise elects, all Advances shall be deposited into the account requested by Borrower and approved by Lender. Lender shall have no obligation hereunder to issue
"set aside" letters. As used herein, "set aside" Letters shall mean letters to Governmental agencies, contractors or other third parties pursuant to which Lender agrees to allocate Loan proceeds for the construction of certain improvements.

5.4   Loan Balancing

(a) As a material condition to the making of the Loan and as a condition precedent to Lender's duty to disburse proceeds of the Loan, Borrower shall pay all costs, expenses and fees required to develop, construct, market, sell and carry all of the Units or Presold Units constituting Eligible Collateral which are in excess of the then applicable Available Commitment. Lender shall be obligated to disburse proceeds of the Loan only when the Loan is "in balance." The Loan shall be "in balance only at such times as Borrower has invested sufficient funds into the payment of such costs, expenses and fees so that, in Lender's sole judgment, the funds then or to become available under the Loan, plus any funds deposited by Borrower into the Borrower's Fund Account, shall be sufficient to fully develop, complete, market, sell and carry all of the Units or Presold Units constituting Eligible Collateral and to pay all such costs, expenses and fees (including without limitation, all interest and all other sums which may accrue or be payable under any Loan Documents) until the Maturity
Date. The determination as to whether or not the Loan is "in balance" may be made by Lender at any time and for any reason, including with each request for a disbursement of the Loan.

(b)Borrower shall, within five (5) days after notice from Lender that the Loan is not "in balance," deposit with Lender into the Borrower's Funds Account in cash the amount necessary to put the Loan "in balance." No interest shall be paid by Lender on amounts deposited with Lender pursuant to this Section 5.4.

5.5 Payment of Interest. Interest that accrues and becomes due under the Note shall be disbursed from the interest reserve in accordance with the provisions set forth in Exhibit B herein. At such time that the interest reserve is depleted, Borrower shall pay all interest that accrues on the Note from its own funds. In the event that Borrower fails to pay interest as required under the terms of the Note or any other amounts which may accrue or be payable under any Loan Document, Borrower hereby authorizes Lender to disburse, at Lender's option, the proceeds of the Loan to pay interest accrued on the Note or other amounts which may accrue or be payable under any Loan Documents, notwithstanding that Borrower may not have requested a disbursement of such amount. Lender in its sole discretion may make such disbursements notwithstanding the fact that the Loan is not "in balance" or that an Event of Default, Potential Balancing Default or Potential Default has occurred and is continuing under the terms of this Agreement or any other Loan Document. Such disbursements shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. No such disbursement shall be construed as a waiver by Lender of any default by Borrower or any requirement that Borrower keep the Loan "in balance" as required in Section 5.4. Nothing contained in this
Section 5.5 shall require Lender to disburse Loan proceeds to pay interest.

                                ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this Article VI.

6.1 Status. If Borrower is a corporation, it is duly organized, validly existing, in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the state in which the Subdivision is located with full power and authority to consummate the transactions contemplated hereby. If Borrower is a partnership, it is duly formed and validly existing and, if required under the laws of the state in which the Subdivision is located, is fully qualified to do business therein, with full power and authority to consummate the transactions contemplated hereby.

6.2 Authority of Borrower. Borrower, has full power and authority to execute, deliver and perform all of its obligations under this Agreement and all other applicable Loan Documents. This Agreement and all other Loan Documents to which Borrower is a party have been duly and validly authorized, executed and delivered by Borrower and constitute legally valid, binding and enforceable obligations of Borrower which have not and will not constitute a breach or default under any agreement, court order, judgment or law by or under which Borrower or the Subdivision is bound or may be affected.

6.3 Compliance with Law To the extent required by applicable laws or restrictive covenants, prior to requesting Lender's approval of the Subdivision, the Subdivision Plans and Specifications will be approved by all Governmental Authorities which have jurisdiction over the Subdivision or construction thereon and the beneficiaries of any such covenants. Prior to requesting Lender's approval of the Subdivision, Borrower will have all authorizations, consents and licenses, including, without limitation, building permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report or valid negative declaration if required under applicable law), sewer and water permits and zoning and land use entitlements which are necessary for the construction and operation of the Units or Presold Units in the Subdivision in accordance with the Subdivision Plans and Specifications and in accordance with all applicable building, environmental, subdivision, land use and zoning laws. Prior to requesting Lenders approval of Subdivision, the Subdivision will consist of legal and separate lot(s) under the California Subdivision Map Act (California Government Code Sections 66410 66499.37, as amended from time to time) and for tax assessment purposes. All construction of Units and Presold Units shall be in full compliance with all applicable laws and regulations. At the time that Lender's approval of the Subdivision is requested and at all times thereafter, the Subdivision will fully comply and the Units and Presold Units, when competed, will fully comply with all restrictive covenants and all applicable laws and regulations, including without limitation, all building codes, Environmental Laws, the Americans With Disabilities Act (Public Law 101-336) and the California Fair
Housing Act of 1992.

6.4 No Litigation. There is no litigation, action, suit, or proceeding pending or threatened against Borrower, Members of Borrower or the Subdivision which may in any manner whatsoever substantially adversely affect the validity, priority or enforce ability of any of the Loan Documents or the development, construction, marketing, sale or occupancy of the Subdivision, the Units and Presold Units constructed or to be constructed thereon, the related Lots or any part thereof.

6.5 Financial Position. The financial statements and all financial data heretofore delivered to Lender in connection with the Loan and/or relating to Borrower or Members of Borrower, are true, correct and complete in all material respects. Such financial statements comply with the requirements of Section 7.16 and accurately present the financial position of the parties who are the subject thereof as of the date thereof. No material adverse change has occurred in the financial position reflected in the most recent financial statement. Except for this Loan, no borrowings have been made by Borrower since the date thereof which are secured by, or might give rise to, a lien or claim against the Subdivision, the proceeds of this Loan, or other assets of Borrower.

6.6 Costs, Expenses and Fees. On a line-by-line and total basis, the costs, expenses and fees shown on the Unit Budgets are true, correct and complete, and represent the total of all costs, expenses and fees which Borrower expects to pay or may be or become obligated to pay to develop, construct, market, sell and carry the Units and Presold Units to be constructed through the Maturity Date.

6.7 Utilities. Telephone services, gas, electric power, storm sewers, sanitary sewers and water facilities are or will be available to the Subdivision, adequate to serve the Subdivision, exist at the boundary of each Lot in the Subdivision and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. Borrower has obtained letters from utility providers evidencing a commitment to serve the Subdivision with all utilities necessary for the development, construction, marketing and sale of the Units and Presold
Units. All streets and easements necessary for development, construction, marketing and sale of the Units and Presold Units will be available to occupy the Units and Presold Units.

6.8 Personal Property. Prior to granting any security interest in the Collateral, Borrower will be, and will thereafter continue to be, the sole owner of the Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender.

6.9 No Condemnation or Casualty. No condemnation or other like proceedings are pending or threatened against the Subdivision which would impair the full utilization of the Subdivision in any manner whatsoever. No casualty has occurred to the Subdivision.
6.10 No Defaults. There is no default, Potential Default, Potential Balancing Default or Event of Default on the part of Borrower or Members of Borrower under this Agreement or any Loan Document.

6.11 Defects. There are no defects, facts or conditions affecting the Subdivision which would make it unsuitable for the development, construction, marketing or sale of the Units and Presold Units.

6.12 Hazardous Substances. There are no Hazardous Substances in existence or construction, released, deposited, stored, disposed, placed or located in, on or under the Subdivision or the Units or the Presold Units or other improvements located thereon. There are no underground storage tanks located at the Subdivision. All Units and Presold Units and other improvements thereon are and, upon their completion, all Units and Presold Units and other improvements located thereon will be free of Hazardous Substances and in full compliance with all Environmental Laws.

6.13 Representations and Warranties Upon Requests for Advances. Each request for an Advance shall be a representation and warranty by Borrower to Lender that the representations and warranties in this Article VI are correct and complete as of the date of the Advance except as otherwise disclosed in writing.

                             ARTICLE VII
                        COVENANTS OF BORROWER

As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as follows:

7.1 No Liens. Borrower shall not permit any lien, levy, attachment or restraint to be made or filed against the Subdivision, any Unit, Presold Unit or any Lot or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Subdivision, any Unit, Presold Unit or any Lot, except for any claims filed or asserted against any such property and concerning which Borrower is in full compliance with the provisions of Section 7.8 below.

7.2 Compliance with Laws. Borrower shall comply with, and the Subdivisions, all Units, Presold Units and all Lots shall comply with all applicable laws, statutes, regulations, codes and requirements (including without limitation, all Environmental Laws, building, zoning and use laws, requirements, regulations and ordinances, the American With Disabilities Act and the California Fair Housing Act of 1992), all restrictive covenants and all obligations created by private contracts and leases which affect ownership, development, construction, marketing, use or sale of the Subdivision, any Units, Presold Units or any Lots. If requested by Lender, Borrower shall deliver to Lender, promptly after receipt thereof, copies of all permits and approvals received from any Governmental Authority relating to the development, construction, marketing, use, occupancy or sale of the Subdivision, any Units or any Lots.

7.3 Construction Information; Inspections. From time to time, and within ten (10) business days of receipt from Lender of a request therefor, Borrower shall deliver to Lender:

(a) a complete list stating 0) the name, address and phone number of each contractor, subcontractor and material supplier employed or used for construction of the Improvements, and (ii) the dollar amount, including changes if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; and

(b) copies of each contract and subcontract identified in such list, including any changes thereto; and

(c) a cost breakdown, in a form reasonably acceptable to Lender, stating the projected total cost of constructing the Improvements, and that portion, if any, of each cost item (i) which has been incurred, and (ii) which has been paid, all as of the date of such cost breakdown; and

(d) a construction progress schedule, in a form reasonably acceptable to Lender, showing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule; and

(e) with respect to any item designated above which has been previously delivered, such update thereof as Lender may reasonably request.

Lender is expressly authorized to contact any contractor, subcontractor or material supplier and, at all reasonable times, to enter the Property and inspect the Improvements and the work of construction in order to verify information disclosed pursuant to this Section, or for any other purpose.

7.4 Commencement and Completion. Unless otherwise provided by this Agreement, Borrower shall promptly commence construction of the Improvements and shall diligently continue construction to Completion prior to the Maturity Date. For purposes of the Loan Documents, "Completion" means that an Improvement is constructed and has been fully completed in accordance with the Plans and Specifications, as reasonably approved by Lender; a valid notice of completion has been recorded and the applicable lien periods have expired or, in lieu thereof, Lender has received lien waivers or releases in form and content satisfactory to Lender evidencing actual payment for all work performed from all contractors, subcontractors, laborers and material men employed or furnishing materials in connection with such Improvement; all claims of liens with respect to such Improvement, and all stop notices with respect to the Property and Improvements, that may have been recorded or notice thereof served on Lender have either been paid in full and released, or Borrower has posted an appropriate surety bond to discharge the same; completion has been approved and certified by Lender's inspecting architect and a certificate of substantial completion has been signed by Borrower, the design architect and the general contractor and delivered to Lender, and no material punch-list items remain to be completed; Borrower shall have procured and delivered to Lender a CLTA title insurance indorsement No. 101.2, or its equivalent, and such additional title insurance endorsements as are reasonably required by Lender showing the Deed of Trust to be a first lien or charge upon the Property, excepting only such items as have previously been approved by Lender;
Borrower has delivered to Lender the original or a certified copy of an unconditional Certificate of Occupancy for the Improvement; Lender has received photographs of the completed Improvement; If requested by Lender, Borrower will provide copies of all warranties from suppliers covering materials, equipment and appliances included within the Improvement; (i)
Lender has received evidence that all insurance required hereby is in full force and effect with respect to the Improvement; (j) Lender has received evidence reasonably acceptable to Lender that all Requirements as defined in
Section 7.6 relating to such Improvement have been complied with or satisfied; and (k) no Default exists hereunder. Notwithstanding anything to the contrary herein, no more than sixty (60) Units within the Subdivision may be under construction or completed at any time. Unless Lender consents in writing to an earlier commencement date, Borrower shall commence construction of twenty
(20) Units without delay after recordation of the Deed of Trust. Construction of additional Units may be started only upon the sale of not less than six (6) Units. Notwithstanding anything to the contrary herein, no more than fifteen
(15) Inventory Units may be under construction or completed at any time. Borrower shall complete construction of all of the Improvements on or before the Maturity Date. Borrower covenants and agrees to use its best efforts to sell Units in accordance with a marketing plan approved by Lender.

7.5 Force Majeure. The time within which construction of the Improvements must be completed shall be extended for a period of time equal to the period of any delay directly affecting the construction work which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor provided Borrower furnishes Lender with written notice (as specified in Section 10.2), of any such delay within ten (10) business days from the occurrence of any such delay. In no event, however, shall the time for completion of the Improvements be extended beyond the maturity date set forth in the Note.

7.6 Construction. Borrower shall construct the Improvements in a workmanlike manner according to the Plans and Specifications and the recommendations of any soils or engineering report approved by Lender, and all Units and Presold Units, once commenced, shall be roofed and sided as quickly as reasonably possible to protect the same from the elements. In constructing the Improvements, Borrower shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Improvements or Property
(collectively "Requirements"). If necessary, the Plans and Specifications shall be modified to comply with the Requirements. Lender, its representatives, consultants and assigns, shall have access to the Property and Improvements for the purpose of inspecting the same at all reasonable times. At Borrower's expense, Borrower shall promptly correct any defects in the Improvements, material deviations from the Plans and Specifications and violations of any Requirements discovered by Borrower, or of which Borrower receives notice and Borrower shall implement the recommendations of any soils or engineering reports.

7.7 Changes to Subdivision Plans and Specifications. Borrower agrees to obtain the prior written consent of Lender prior to making any changes in the Subdivision Plans and Specifications for any type of Unit or Presold Unit. It shall not be unreasonable for Lender to withhold its consent until Lender obtains an appraisal for the applicable type of Unit or Presold Unit with respect to any such material change.

7.8   Contesting Liens.

(a) Borrower shall promptly discharge or cause to be discharged any mechanics' or material men's liens or claims of lien filed or otherwise asserted against the Subdivision, any Lot, any Unit or any Presold Unit thereon, or any stop notices received by Lender, and any proceedings for the enforcement of any thereof to be promptly dismissed; provided, however, that Borrower shall have the right to contest in good faith and with diligence the validity of any such liens or claims upon providing, prior to the commencement of an action to enforce such lien or Claim, a security bond issued by a surety acceptable to Lender in Lender's sole discretion which pursuant to applicable law is sufficient to release such lien or claim of lien. Lender shall not be required to make any further disbursements of the Loan until all such mechanics' or material man's liens, claims of lien or stop notices have been bonded against to Lender's satisfaction. In the case of stop notices, Borrower shall have the right to contest, in good faith and with diligence, the validity of any stop notice, provided that Borrower shall immediately provide to Lender a bond from a surety acceptable to Lender in its sole discretion and in form and amount sufficient to release such stop notice. Lender shall have no obligation to make any further disbursements of the Loan until all such mechanic's or material men's liens, claims of lien and stop notices have been fully released, discharged or bonded against to Lender's satisfaction.

(b) If (1 ) Borrower fails to promptly discharge or contest liens, Claims of lien or stop notices and provide the bond in the manner provided in Section 7.8(a) or (ii) after having complied with the provisions of Section7.8(a) there is an adverse conclusion to any such contest and Borrower does not cause any final Judgment or decree to be immediately satisfied and the lien or stop notice to be discharged, then Lender may, but shall not be required to, procure the release and discharge of any such lien or stop notice and any judgment or decree thereon, and in furtherance thereof may, in its reasonable discretion, affect any settlement or compromise or furnish any security or Indemnity as may be required by the Title Company. All amounts expended by Lender in connection with the provisions of this Section7.8(b) shall be deemed to constitute a disbursement of the Loan. In settling, compromising or arranging for the discharge of any liens or stop notices under this Section7.8(b), Lender shall not be required to establish or confirm the validity or amount of the lien or stop notice, but shall use commercially reasonable good faith efforts to do so.

7.9 Americans With Disabilities Act Compliance. Borrower represents and warrants to Lender that the Improvements have been designed and shall be constructed and completed, and hereafter maintained, in strict accordance and full compliance with all of the requirements of the Americans with Disabilities Act ("ADA"), of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. 12101, et. seq. as amended from time to time, if such acts shall apply to the Improvements. Borrower is responsible for all ADA compliance costs, including, without limitation, attorney's fees and litigation costs.

7.10 Construction Responsibilities. Borrower shall be solely responsible for all aspects of Borrower's business and conduct in connection with the Property and Improvements, including, without limitation, to the quality and suitability of the Plans and Specifications and their compliance with the Requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to above.
Any inspection or review by Lender is to determine whether Borrower is properly discharging its obligation to Lender and may not be relied upon by Borrower or any third party. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements.

7.11 Improvement District. Without Lender's prior written consent, Borrower shall not, directly or indirectly, advocate or assist in the incorporation of any of the Property or Improvements into any improvement or other assessment district.

7.12 Delay. Borrower shall promptly notify Lender in writing of any event causing a material delay or interruption of construction, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.

7.13 Surveys. At Lender's request, Borrower shall deliver to Lender: (a) a perimeter survey of the Property; and (b) upon completion of the foundations of the Improvements, a survey showing the location of the Improvements on the Property and showing that the Improvements are located entirely within the Property and do not encroach upon any easement, or breach or violate any of the Requirements.

7.14 Bonds. Within five (5) business days of Lender's request, Borrower shall procure from a surety acceptable to Lender, and deliver to Lender, dual oblige performance and labor and material payment bonds in a form, substance and amount acceptable to Lender and, if requested by Lender, cause any such bond to be recorded and the Plans and Specifications and Construction Agreement, if any, to be filed in the office of the County Recorder of the County where the Property is located.

7.15 Corporate Structure. Borrower will not suffer or permit any amendments to Borrower's articles of incorporation or by-laws without the prior written content of Lender. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

7.16  Financial Statements and Reports.

(a) Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall provide to Lender annual financial statements of Borrower and Members of Borrower, including a balance sheet, a cash flow statement, an income statement, and, if applicable, income accounts, and such other statements as may be reasonably required by Lender, prepared in accordance with generally accepted accounting principles consistently applied and certified as true and complete without qualification by Borrower or, if required by Lender, a certified public accountant.

(b) Within forty-five (45) days after the end of each month end of Borrower and Members of Borrower and its subsidiaries, Borrower shall provide interim financial statements as requested by Lender.

7.17 Expenses. Borrower shall pay all expenses, costs and disbursements of every kind and nature incurred by or on behalf of Borrower during the term of the Loan with respect to the development, construction, operation, maintenance, management, marketing and sale of the Subdivision, the Units, the Presold Units and the Lots, as applicable. Borrower shall pay any and all valid Claims of any brokers or agents with whom it has dealt who claim a right to any fees in connection with, arranging the financing of the Subdivision, and shall Indemnity, defend and hold Lender harmless from such Claims, whether or not they are valid.

7.18 Litigation. Borrower shall give Lender prompt written notice of any action or proceeding commenced or threatened against Borrower, the Subdivision or any portion thereof and will deliver to Lender copies of all notices, and other information regarding such proceeding or action promptly upon receipt or transmittal thereof.

7.19 Representations and Warranties. Until repayment of the Loan and the full discharge of all other obligations secured by the Deed of Trust, the representations and warranties of Article VI shall remain true and complete.
7.20 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all Instruments, agreements and documents and shall take such other action as reasonably determined by Lender to be necessary or desirable to maintain, perfect or insure Lender's security provided for herein and in the other Loan
Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to any and all Deeds of Trust and the other Loan Documents and the delivery of such endorsements to any Title Insurance Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys' fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a certification of nonforeign status consistent with the requirements of Section 1445 of the Internal Revenue Code.

7.21  Environmental Matters.

(a) Borrower shall, at its own expense, comply and cause all persons entering the Subdivision to comply with all Environmental Laws applicable to the Subdivision. Borrower shall immediately advise Lender in writing of any W discovery of Hazardous
Substances on the Subdivision; or (ii) claim, action or order threatened or instituted by any third party (including Government Authorities) against the Subdivision or Borrower relating to damages, cost recovery, loss or injury resulting from any Hazardous Substances. Borrower shall provide Lender with copies of all communications with any third party (including Governmental Authorities) relating to any Environmental Law or any claim, action or order relating to Hazardous Substances at, on, under or in the Subdivision. Lender shall have the right, at Borrower's expense, to retain a professional environmental consultant to conduct an investigation of the Subdivision with respect to Hazardous Substances or its compliance with Environmental Laws. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Subdivision and to conduct such tests and investigations on ' the Subdivision as Lender, in its sole discretion, determines necessary. If any remedial action is required to bring the Subdivision into compliance with Environmental Laws, Borrower shall immediately notify Lender of such situation and shall prepare a written plan setting forth a description of such situation (and all environmental reports relating thereto) and the remedial action that Borrower proposes to implement to bring the Subdivision into compliance with all Environmental Laws. Borrower shall, at its own expense, thereafter diligently and continuously pursue the remediation of the condition necessary to bring the Subdivision into compliance with all Environmental
Laws.

(b) To the fullest extent permitted by law, Borrower agrees to protect, Indemnify, defend, save and hold harmless Lender, its directors, officers, agents and employees from and against any and all loss, liability, expense or damage of any kind or nature and from any suits, claims or demands, including
(i) any consequential damages; (ii) all damages to any natural resources, and the costs of any required or necessary repair, clean up, response cost, or remediation of the Subdivision or any portion thereof, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all costs and expenses incurred in connection with clauses M and (ii), including reasonable attorneys' fees and costs, whether in suit or not, to the extent arising directly or indirectly, in whole or in part, out of (a) the existence or alleged existence of any Hazardous Substances on or under the Subdivision or in any of the Units or Presold Units, (b) the removal of or failure to remove any Hazardous Substances from the Subdivision or the Units or Presold Units, or (c) any activity involving Hazardous Substances with respect to the Subdivision carried on or undertaken on or off the Subdivision, whether prior to or during the term of the Loan, and whether by Borrower or any predecessor-in-title or any employees, agents, contractors or subcontractors of Borrower or any predecessor-in-title, or any third parties occupying or present on the Subdivision. The foregoing Indemnity shall apply to any residual contamination on or under the Subdivision that occurs prior to or during the term of the Loan and to any contamination of any property or natural resources arising in connection with any activity involving Hazardous Substances with respect to the Subdivision that occurs prior to or during the term of the Loan, respective of whether any of such activities were or will be undertaken in accordance with applicable Environmental Laws. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require borrower to so defend the matter. The obligations of Borrower under this Section 7.2 1 (b) shall survive the closing of the Loan and the repayment thereof.

7.22 Use of Loan Proceeds. Borrower shall use the proceeds from the Loan only for the purposes set forth in Section 5.1. and except to the extent of proposed borrowing heretofore disclosed to Lender, if any, it shall not require and shall not avail itself of any additional extension of credit for such purpose.

7.23 Pre-Sale Occupancy. Borrower shall not lease or otherwise permit occupancy of any Unit or Presold Unit prior to the close of escrow of or the transfer of title to any such Unit or Presold Unit.

7.24 Additional Reporting Requirements. Following the first Advance, Borrower shall furnish lender:

(a) Sales and Closing Reports. Commencing with the tenth (10th) day of the first full calendar month following the commencement of sales activity for the Subdivision (unless sooner requested by Lender), and thereafter on the tenth (1Oth) day of every calendar month until the Loan is repaid in full, Borrower shall provide to Lender a report, certified as true and complete by Borrower containing such information required by Lender regarding the status of sales in the Subdivision.

(b)   Other Items and Information. Such other information concerning
Borrower and Members of Borrower, the Subdivision, any Unit, any Presold Unit or any Lot or the assets, business, financial condition, operations, property prospects, and results of operations of Borrower as Lender reasonably requests from time to time.

7.25 Updated Subdivision Appraisals. Lender shall have the right to order updated Subdivision Appraisals from time to time. Each updated
Subdivision Appraisal, is subject to review and approval by Lender. In connection with the preparation of any such appraisal, Borrower shall provide to Lender such information as Lender may reasonably request, and provide access to the Subdivision and any Unit or any Presold Unit to any appraiser conducting such appraisal, or any employee or other consultant engaged by Lender to review the appraisal. Based on any such updated Subdivision Appraisal, Lender may adjust the Appraised Value-Unit and the Maximum Advance-Unit for the effected Units or Presold Units to reflect the values shown in such updated Subdivision Appraisal. Borrower acknowledges that such adjustments may result in the Total Available-Unit for the effected Units or Presold Units to be reduced, and, in turn, may result in Borrower having to deposit Borrower's Funds with Lender to bring the Loan "in balance" as required under Section 5.4. Borrower agrees upon demand by Lender to pay to Lender the cost and expense for such appraisals and a fee prescribed by Lender for review of each such appraisal by Lender.

7.26 Verification of Costs. Lender shall have the right at any time and from time to time to review and verify all costs, expenses and fees with respect to each Unit or Presold Unit and related Lot which is Eligible Collateral.
Based on its review and verification of costs, expenses and fees in each Unit or Presold Unit, Lender shall have the right to require Borrower to adjust all such budgeted amounts and, if necessary, to bring the Loan "in balance" as required by Section 5.4.

7.27 Construction and Sa es Records. Borrower shall, at all times, maintain complete and accurate records of Borrower's construction and sales activities and shall, upon prior notice thereof by Lender, permit Lender to review such records upon request by Lender at any time and from time to time during regular business hours. Such records shall include, without limitation, (a) any and all documents, instruments, contracts and agreements relating to the construction or sale of any Lots or Units entered into by Borrower with or for the benefit of purchasers, contractors, subcontractors or other Persons, as applicable, (b) lien waivers and releases with respect to all construction in place, (c) requests for disbursement and vouchers submitted by contractors, subcontractors, or other Persons, and
(d) all permits, licenses and approvals necessary for the continuation and completion of construction.

                              ARTICLE VIII
                       INSURANCE AND CONDEMNATION

8.1   Insurance Requirements.

(a) Title Insurance. Borrower shall procure from a Title Insurer acceptable to Lender, an LP-10 ALTA, 1992 Policy of Title Insurance ("Title Policy"), together with any endorsements which Lender may require, Insuring Lender, in the principal amount of the Loan, of the vesting in Borrower of fee title to, and the validity and the priority of the lien of the Deed of Trust upon, the Property and Improvements, subject only to matters reasonably approved by Lender in writing. During the term of the Loan, Borrower shall procure and deliver to Lender, within five (5) business days of Lender's written request to Borrower, such other customary endorsements to the Title Policy as Lender may require, including but not limited 122 endorsements on each advance hereunder.

(b) Hazard Insurance. Borrower shall procure and maintain from an insurer reasonably satisfactory to Lender and in an amount acceptable to Lender, fire and extended coverage insurance, including customary "Builder's All Risk" completed value insurance in the full amount of the replacement cost of the Improvements until Completion thereof, including a vandalism and malicious mischief endorsement and such other endorsements as Lender may require, insuring Lender against damage to the Property and Improvements. Lender and any successors or assigns of Lender shall be named under a Lender's Loss Payable Endorsement (form #438BFU or equivalent) attached to the policy and, at Lender's or such successor's or assigns' request, the policy shall contain an agreed value clause sufficient (as reasonably determined by Lender) to eliminate any risk of co-insurance.

(c) Liability Insurance. Borrower shall procure and maintain from an insurer reasonably satisfactory to Lender a policy or policies of liability insurance with coverage and limits not less than $1,000,000.00 with an Umbrella Coverages not less than $1,000,000.00, insuring against liability for injury or death to any person and property damage occurring on the Property or in the Improvements from any cause whatsoever. Such insurance shall provide that the insurer waives any right to contribution from any other liability insurance carried by Lender or its successors or assigns, as applicable. Borrower shall provide to Lender policies or certificates evidencing such insurance from insurers acceptable to Lender, naming Lender (and Lender's successors and assigns) as additional insureds thereunder.

(d) Worker's Compensation. Borrower shall, and Borrower shall require all contractors working on the Improvements to, procure and maintain from insurers acceptable to Lender, worker's compensation insurance with statutory limits and with Lender and any successors and assigns of Lender named as additional insureds.

(e) Blanket Coverage. Lender may accept, at its option, blanket insurance policies in satisfaction of Borrower's obligations to provide insurance.

(f) General. Borrower shall procure and maintain all other insurance required by this Agreement and/or applicable law. Lender shall receive the originals of all required insurance policies, or other evidence of insurance acceptable to Lender. Borrower shall maintain all required insurance until the Loan is repaid. All insurance policies shall be issued by licensed insurance companies reasonably acceptable to Lender and shall provide that the insurance shall not be cancelable or materially changed without thirty (30) days prior written notice to Lender and its assigns.

8.2   Loss Proceeds.

(a) If the Subdivision or any portion thereof encumbered by the Deed of Trust shall be damaged or destroyed by an insured peril or otherwise, Lender may, at its option, upon written notice to Borrower, settle, adjust or compromise any and all claims. All proceeds of insurance with respect to any damage or destruction shall be payable to Lender and Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Lender and Borrower shall promptly pay over to Lender any such proceeds received by Borrower. Lender shall apply all loss proceeds remaining after deduction of all expenses of collection and settlement thereof, including, without limitation, attorneys' and adjustors' fees and charges, to the reconstruction of the Subdivision, provided that: (i) no Event of Default, Potential Balancing Default, or Potential Default exists under any of the Loan Documents; (ii) Lender determines, in its reasonable Judgment, that the damage destruction can be repaired and completed by the Maturity Date; (iii) Lender and all applicable Governmental Authorities shall have approved the final plans and specifications for reconstruction of the Subdivision; (iv) Borrower shall have delivered to Lender (A) a budget of all costs of reconstruction of the Subdivision, (B) a construction schedule for the reconstruction of the Subdivision, (C) a construction contract for the reconstruction work in form and content, and with a contractor, reasonably acceptable to Lender, and (D) such documents and agreements as Lender reasonably shall require; and (v) Lender shall have determined that after the reconstruction work is completed the value of the Subdivision, as determined by Lender in its reasonable discretion, shall be not less than the original appraised value of the Subdivision approved by Lender.
All proceeds so applied to the reconstruction of the Subdivision shall be disbursed in accordance with this Agreement and only as repairs or replacements are effected and as continuing expenses become due and payable. Any loss proceeds remaining after completion of all necessary repairs shall be applied to the outstanding principal balance of the Note, whether or not then due.

(b) If any one or more of the conditions set forth in Section 8.2(a) are not met: (i) Lender shall not be obligated to make any further disbursements pursuant to this Agreement or the other Loan Documents and Lender. shall apply all loss proceeds remaining after deduction of all of Lender's costs and expenses incurred in connection therewith, to the repayment of the outstanding balance of the Note, together with accrued interest, notwithstanding that the outstanding balance may not be due and payable; (i) if the loss proceeds are not sufficient to repay the Note in full, Borrower shall immediately pay the remaining balance together with accrued interest thereon; and (ii) if there are loss proceeds remaining after repayment of the
Note in full, such remaining proceeds shall be paid over to the persons legally entitled thereto.

(c) if there are no loss proceeds available after damage or destruction, upon written notice to Borrower and Borrower's failure to provide to Lender, within ten (10) days after Lender's delivery of such written notice, evidence, in a form reasonably satisfactory to Lender, of funds immediately available to Borrower and sufficient to repair and restore all such damage and destruction, then the outstanding balance of the Note, together with accrued interest, shall become immediately due and payable and Lender shall be under no further obligation to disburse funds pursuant to this Agreement or the other Loan Documents.

8.3 Eminent Domain. In the event that any proceeding or action be commenced for the taking of the Subdivision or any material part thereof or Interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (any of the foregoing being a "Condemnation Event"), or should Borrower receive any notice or other information regarding such Condemnation Event, Borrower shall give prompt written notice thereof to Lender. Upon the occurrence of a Condemnation Event, Lender shall be entitled by written notice to Borrower to terminate its obligation to make further disbursements of the Loan and to declare all outstanding indebtedness under the Loan to be immediately due and payable. Lender shall be entitled at its option, without regard to the adequacy of its security, to appear in and prosecute in its own name any action or proceeding relating to the Condemnation Event. Lender shall also be entitled to make any compromise or settlement in connection with such Condemnation Event. All proceeds of such Condemnation Event are hereby assigned to Lender and Borrower agrees to execute such further assignments of the condemnation proceeds as Lender may require. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including, without limitation, reasonable attorneys' fees, incurred by it in connection with any such action or proceeding, Lender shall distribute such condemnation proceeds in accordance with the Deed of Trust.

                                 ARTICLE IX
                        EVENTS OF DEFAULT AND REMEDIES

9.1   Events of Default.

(a) Upon written notice from Lender to Borrower (except for the occurrence of any event described in Section 9.1 (a) (i), 9.1 (a)(vi)
and 9.1(a)(x) through 9.1 (a)(xvii) inclusive, in which event no notice
shall be required, and, in the case of the events described in   Section
9.1(a)(ii) and 9.1(a)(iii), the expiration of the cure period provided in
Section 9.11(b), the occurrence of one or more of the following shall constitute an Event of Default under this Agreement:

(i) failure to pay any interest, principal or other monies due under the Note, this Agreement or any of the other Loan Documents (exclusive of any monies to be deposited with Lender pursuant to Section 5.4(b)) within fifteen (115) calendar days after any such amount is due;

(ii) failure to comply with, perform or observe any of the obligations of, or covenants made by, Borrower in this Agreement or any of the other Loan Documents (other than any of the obligations of, or covenants made by, Borrower which are included within the scope of Section 9.1 (a)(i) above);

(iii) a material default by Borrower under any material construction contract (including any general contract) affecting the Subdivision;

(iv) inability of Borrower to satisfy any condition for the receipt of a disbursement hereunder, or to resolve the situation to the satisfaction of Lender, for a period in excess of thirty (30) days after written notice from Lender;

(v) if any representation or warranty made by Borrower at the date hereof or at the date of any disbursement of the Loan shall be materially false or materially misleading;

(vi) failure to deposit with Lender in cash, the amount necessary to put the Loan "in balance" within the time period specified in Section 5.4(b),

(vii) any Governmental Authorities take or institute action, which in the reasonable opinion of Lender, will materially and adversely affect Borrower's condition, operations, or ability to repay the Loan if such action remains effective for more than thirty (30) days;

(viii) Lender fails to have a legal, valid, binding, and enforceable first priority lien acceptable to Lender on all Units, Presold Units, Lots and Collateral;

(ix) work is discontinued for a period of thirty (30) days and Lender has not excused such discontinuation, or if Lender has excused the discontinuation, work is not commenced and completed within the period specified by Lender;

(x) a stop notice affecting the balance of the Loan proceeds is served on Lender, unless and until a bond in form and substance reasonably satisfactory to Lender, issued by a surety acceptable to Lender in its reasonable discretion, is furnished to Lender within the time period specified by Lender;

(xi) insolvency or a material adverse change in the assets, liabilities or financial position of Borrower or any Guarantor;

(xii) the commencement by any partner in Borrower of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or any partner in Borrower;

(xiii) if any Governmental Authority, or any court at the instance thereof, shall assume control over the affairs or operations of, or a receiver or trustee shall be appointed over or of any substantial part of, or a writ or order of attachment or garnishment shall be issued or made against any substantial part of the property of Borrower or any Guarantor;

(xiv) if Borrower or any Guarantor shall admit in writing its inability to pay its debts when due, or shall make an assignment for the benefit of creditors; or Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower or any Guarantor, as the case may be, or for all or any substantial part of their respective property; Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or any Guarantor, as the case may be, or under the laws of any jurisdiction;

(xv) if a receiver, trustee or similar officer shall be appointed for Borrower or any Guarantor and for all or any substantial part of their respective property without the application or consent of Borrower or any Guarantor, as the case may be, and such appointment shall continue undischarged for a period of thirty (30) days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against Borrower or any Guarantor and shall remain undismissed for a period of thirty (30) days (whether or not consecutive);

(xvi) any transfer of the Trust Estate (as defined in the Deed of Trust) or any portion thereof without the prior written consent of lender or not in accordance with any provisions of a Deed of Trust regarding the release of portions of the Trust Estate from such Deed of Trust;

(xvii) the occurrence of a default under (a) that certain promissory note in the amount of $1,300,000.00 dated as of May 19, 1997 and that certain additional advance promissory note in the amount of $200,000.00 dated as of June 10, 1998 secured by the deed of trust executed by WESTCO COMMUNITY BUILDERS, INC., a California corporation, as trustor, to North American Title Company, as trustee, in favor of HOUSING
CAPITAL COMPANY, a Minnesota partnership, as beneficiary, dated
May 19, 1997, and recorded June 20, 1997 as Instrument No. 97-074796 in the records of the County Recorder of San Mateo County; and (b) that certain promissory note in the amount of $900,000.00 dated as of December 19, 1997 secured by the deed of trust executed by WESTCO
COMMUNITY BUILDERS, INC., a California corporation and DOVER
INVESTMENTS CORPORATION, a Delaware corporation, as trustor, to First American Title Guaranty Company, as trustee, in favor of HOUSING CAPITAL COMPANY, a Minnesota partnership, as
Beneficiary, dated December 19, 1997, recorded December 31, 1997 as
Document No. 13997247 in the Records of the County Recorder of Santa
Clara County; (c) that certain promissory note in the amount of $1,500,000.00 dated as of December 22, 1997 secured by the deed of trust executed by WESTCO COMMUNITY BUILDERS, INC., a California corporation and DOVER INVESTMENTS CORPORATION, a Delaware corporation, as trustor, to First American Title Guaranty Company, as trustee, in favor of HOUSING CAPITAL COMPANY, a Minnesota partnership, as Beneficiary, dated December 22, 1997, recorded December 31, 1997 as Instrument No. 97-173093 in the
Records of the County Recorder of San Mateo County; and (d) that certain promissory note in the amount of $2,745,000.00 dated March 18, 1998 secured by the deed of trust executed by TRACY RESIDENTIAL
VENTURE PARTNERS, LLC, a California limited liability company, as trustor, to First American Title Company of Stockton, as trustee; in favor of Housing Capital Company, a Minnesota partnership, as Beneficiary, dated March 18, 1998, recorded April 28, 1998 as
Instrument No. 98048795 in the records of the County Recorder of San
Joaquin County;

(xviii)    a default under any future promissory notes which may be executed by
TRACY RESIDENTIAL VENTURE PARTNERS, LLC, a California limited liability company; and

(xix) the occurrence of any of the events specified in Sections 9.1 (xi), 9.1
(xiv) or 9.1 (xv) of this Agreement with respect to Westco Community Builders, Inc., or Dover Investments Corporation.

(b) Only the defaults set forth in Section 9.1 (a)(ii) and 9.1 (a)(iii) are curable and shall be deemed cured, if:

Borrower commences to cure said default within ten (10) days of receipt of Lender's notice of default and diligently proceeds to cure the same;
(ii) Borrower cures such default within ten (10) days after receipt of Lender's notice or if such default is not reasonably capable of being cured within such ten (10) day period, Borrower diligently and continuously proceeds to cure such default within such time as Lender, in its sole discretion, deems to be reasonable; and

(iii) With respect only to a default under Section 7.21 (a) and 7.21(b). Borrower delivers to Lender personal guarantees, on Lender's standard guaranty form, of all of Borrower's shareholders, guaranteeing the amount of the Loan outstanding at that time or with respect to which Lender has an outstanding commitment to disburse funds at that time; provided that Lender shall have received from the proposed Guarantors their most recent financial statements prepared in accordance with GAAP and that Lender shall have approved the same in its sole discretion.

(c) All notice and cure periods provided herein or in any other Loan Document shall run concurrently with any notice or cure periods provided by applicable law.

9.2   Remedies.

(a) Notwithstanding any provision to the contrary herein or in any of the other Loan Documents, upon the happening of any Event of Default under this Agreement, or upon an Event of Default under any of the other Loan Documents:
(i) Lenders obligation to make further disbursements of the Loan shall cease; (ii) Lender shall, at its option, have the rights and remedies provided in the Loan Documents, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or further notice of any kind, lo apply any of Borrower's funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due, and to obtain the appointment of a receiver, (iii) lender shall have the right to cause an independent contractor selected by Lender to enter into possession of the Subdivision and to perform any and all work and labor necessary for the completion of the Units and Presold Units substantially in accordance with the Subdivision Plans and Specifications and to perform Borrowers obligations under this Agreement; (i) Lender may pursue any remedies available to it pursuant to California Code of Civil Procedure 726.5; and (v) all outstanding indebtedness under the Loan shall bear interest at the Default Rate. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deeds of Trust.

(b) Borrower hereby constitutes and appoints Lender, or an Independent contractor selected by Lender, as its true and lawful attorney-in-fact with full power of substitution to perform Borrowers obligations under this Agreement and upon the occurrence of an Event of Default to take all such actions as Lenders deems necessary to complete the Units and Presold Units, including without limitation, any of the following in the name of the
Borrower: (i) to use any of the funds of Borrower, including any balance of the Loan and any funds which may be held by Lender for Borrower; (ii) to make such additions, changes and connections in the Subdivision Plans and Specifications as shall be necessary or desirable to complete the Units and Presold Units; (iii) to employ any consultants, contractors, subcontractors, attorneys, agents, architects and inspectors and enter into contracts required for the completion of the Units and Presold Units; Ov) to pay, settle or compromise all existing bills and claims which are or may be liens against the Subdivision or may be necessary or desirable for the completion of the Units and Presold Units; (v) to execute all applications and certificates necessary for the completion of the Units and Presold Units; and (vi) to take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder. It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment in full of the Loan.

(c)   The remedies of Lender as provided herein or in any other Loan
Document, or any one or more of them, or at law or equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion thereof shall occur.

                                 ARTICLE X
                               MISCELLANEOUS

10.1 Assignment. Borrower shall not assign any of its rights under this Agreement.

10.2 Notices. Whenever Borrower or Lender shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any Loan Document, each such notice, demand, request or communication shall be given in writing (at the address set forth below) by any of the following means; (a) personal service (including service by overnight courier service); (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by personal service or by registered or certified, first class mail, return receipt requested); or (c) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other party given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

To Lender:                Housing Capital Company
                          1825 South Grant Street, Suite 630
                          San Mateo, CA 94402

To Borrower:              Tracy Residential Venture Partners, LLC
                          Attn: Jerry Finch
                          15225 Wicks Boulevard
                          San Leandro, CA 94577

10.3 Authority to File Notices. Borrower irrevocably appoints Lender as its Attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

10.4 No Waiver. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, nor shall any such water have the effect of precluding Lender from thereafter declaring such inability to constitute a default under this Agreement.

10.5 Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein; an waivers of lien, surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof; and the form of the general contracts, subcontracts, all leases, bonds and guaranties shall be reasonably satisfactory to and subject to reasonable approval by Lender.

10.6 Incorporation of Preamble, Recital, Riders and Exhibits. The preamble, recital, riders and exhibits hereto are hereby incorporated into this Agreement and made a part hereof.

10.7 Third-Party Consultants. Lender may hire such third-party consultants as it deems necessary, the reasonable costs of which shall be paid by Borrower, to provide the following services: (a) review Subdivision Plans and Specifications; (b) review Subdivision Budgets, Unit Budgets and Construction Schedules; (c) conduct compliance inspections with respect to the progress of construction of the Units and Presold Units and approve each element of a request for disbursement relating to construction costs; and (d) perform such other services or provide such other advice as may, from time to time, be required by Lender.

10.8 Payment of Expenses. Borrower shall pay prior to when due all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan or construction of the Units and Presold Units, including all fees, charges, and taxes in connection with recording or filing any of the Loan Documents, title insurance premiums and charges, fees of any consultants, fees and costs of Lender's counsel (which attorneys may include employees of Lender), printing and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds, fees for any architectural or engineering review, environmental audits, appraisal, market or feasibility study required by Lender and all other costs incurred by Lender in connection with the Loan. All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof. Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan.

10.9 Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Subdivision or the construction of any Unit or Presold Unit. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Subdivision. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower or with the constituent partners of Borrower in any manner whatsoever. No payment by Lender of funds directly to a contractor, subcontractor, or provider of services shall be deemed to create any third party beneficiary status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

10.10 Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, its directors, officers, agents and employees from and against any and all liability, expense, loss or damage of any kind or nature and from any suits, claims or demands, including reasonable attorneys fees and costs, on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, unless such suit, claim or demand is caused solely by any act, omission or willful malfeasance of Lender, its directors, officers, agents and employees.
Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this Indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof.

10.11 Inconsistences with Loan Documents. In the event it is impossible to simultaneously comply with the terms of this Agreement and any of the terms of any other Loan Document, the terms of this Agreement shall govern and prevail over the inconsistent term of the other Loan Document

10. 12 Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.13 Changes, Waivers, Discharge and Modifications in Writing. No provision of this Agreement may be changed, waived, discharged or terminated except by an Instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.14 Erection of Sign. At Lender's election, Borrower shall erect a sign on the Subdivision satisfactory to Lender in a conspicuous location indicating that the construction financing has been arranged through and supplied by Lender, which sign shall comply with all applicable zoning ordinances and restrictive covenants. Borrower shall not erect any sign identifying
Lender in connection with the Subdivision or otherwise identify Lender in any marketing materials or advertisements without the prior written consent of Lender.

10.15 Choice of Law. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF CALIFORNIA.

10.10 Advances in Excess of Loan Amounts. In the event the total disbursements by Lender exceed the Maximum Facility Commitment
Amount, to the extent permitted by the laws of the State of California, the total of all disbursements shall be secured by the Deed of Trust. All other sums expended by Lender pursuant to this Agreement or any other Loan Document shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

10.17 Participation. Lender shall have the right at any time to sell, assign or transfer the Loan or the Note or to sell or grant participation in all or any part therein, all without notice to or the consent of Borrower. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each holder of the Note or the Loan or each participant or assignee of all or any part of the Loan or Note.
Lender may disclose to third parties, including without limitation, prospective purchasers of the Loan or participation interests therein, financial or other information in Lender's possession regarding Borrower or the Property.

10.18 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

10.19 Time is of the Essence. Time is strictly of the essence of this Agreement.

10.20 Completion of Construction. For purposes of subdivision (6) of Section 9313 of the California Commercial Code, "completion of construction" shall not be deemed to occur prior to completion of all work, and installation or incorporation into the Units and Presold Units of all materials, for which Loan proceeds are disbursed by Lender.

10.21 Submission of Agreement. The submission of this Agreement to Borrower or its agent or attorney for review or signature does not constitute a commitment by Lender to make the Loan to Borrower, and this Agreement shall have no binding force or effect until its execution and delivery by both Borrower and Lender.

10.22 Attorneys' Fees. For the purpose of this Agreement and the other Loan Documents, the terms "attorneys' fees" or "attorneys' fees and costs" shall mean the reasonable fees and expenses of counsel to the parties hereto (including, without limitation, in-house counsel employed by Lender), which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks and paralegal. The terms "attorneys' fees" or "attorneys' fees and costs" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the manner for which said fees and expenses were incurred.

10.23 Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement and understanding of Lender and Borrower with respect to the matters set forth herein and therein. No representation, warranty, covenant, promise, understanding or condition shall be enforceable against any party unless it is contained in this Agreement or the Loan Document

10.24 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement or any Loan Document shall not affect the validity or enforce ability of any other provision.
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In witness hereof, Borrower and  lender have caused this Agreement to be executed and delivered as of the date first above written.

"Lender"
HOUSING CAPITAL COMPANY,
a Minnesota Partnership

BY:   DFP Financial Inc., a California
      corporation, Its: Managing
      General Partner


"Borrower"
TRACY RESIDENTIAL VENTURE PARTNERS,
LLC, a California limited liability company

BY: WESTCO COMMUNITY BUILDERS,
INC., a California corporation Member
Glen Britton Evans, Jr.
 Its: Executive Vice President
 By: Jerry A. Finch
 Its: President
BY: DOVER INVESTMENTS CORP., a
Delaware corporation Member
By:  Lawrence Weissberg
Its:   President









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